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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

12.00% Reverse Convertible Securities Linked to the Common Stock of Visa Inc. due September 30, 2008	$549,000	$22

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees have already been paid with respect to unsold securities that were previously registered and which were carried forward pursuant to a Registration Statement on Form F-3 (No. 333-132936) filed by Credit Suisse and the other Registrants thereto on March 29, 2007 against which $22 is offset for the registration fee due for this offering. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132936-14

PRICING SUPPLEMENT TO PRODUCT SUPPLEMENT DATED MARCH 24, 2008,
TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008
TO PROSPECTUS DATED MARCH 29, 2007

$549,000
Credit Suisse
12.00% Reverse Convertible Securities
due September 30, 2008
Linked to the Common Stock of Visa Inc.

Series 2008-RCN-38

Issuer:	Credit Suisse, acting through its Nassau branch
CUSIP:	22542DDY3
Maturity Date:	September 30, 2008, which is the third business day following the valuation date.
Coupon:	The securities will pay a total coupon of 12.00% per annum on the principal amount from June 30, 2008. The coupon will represent an interest component and an option premium. The coupon payment will be payable monthly in arrears on July 30, 2008, August 30, 2008, and the maturity date. See "Description of the Securities" in the accompanying product supplement for further information.
Reference Shares:	Visa Inc. (NYSE: V)
Initial Share Price:	$82.06
Redemption Amount:	The redemption amount will be based on the performance of the reference shares during the term of the securities.
(1) If the closing price of the reference shares on the relevant exchange (as defined herein) is not less than the knock-in level, which is 75% of the initial share price, on any day from but not including the date of this pricing supplement, which is the initial setting date, to and including September 25, 2008, which is the valuation date, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity.
(2) If (i) the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date and (ii) the closing price of the reference shares on the relevant exchange on the valuation date, which we refer to as the final share price, is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity.
(3) Otherwise, you will receive the physical delivery amount. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price, plus a cash amount equal to the proportion of the final share price corresponding to any fractional share. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. See "Description of the Securities" in the accompanying product supplement for further information.
Listing:	The securities will not be listed on any exchange.

    Please refer to "Risk Factors" beginning on page PS-6 of the accompanying product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the product supplement, prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds to the Company
Per security	$1,000.00	$15.00	$985.00
Total	$549,000.00	$8,235.00	$540,765.00

(1)
Interest on the securities will accrue from the issue date to the date of delivery.

Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about June 30, 2008. The securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse

The date of this pricing supplement is June 25, 2008.

Examples of the hypothetical payments at maturity and redemption amount on the securities

        The following tables illustrate hypothetical payments at maturity and total payments over the term of the securities (which include both payments at maturity and the total coupon paid on the securities) on a $1,000 investment in the securities, based on a number of assumed variables. These examples are provided for illustration purposes only using an initial share price of $82.06 per share and therefore a knock-in level of $61.55 per share. The actual payment amounts received by investors will depend on several variables, including, but not limited to, (a) whether the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date and (b) the final share price.

TABLE 1: This table represents the hypothetical payment at maturity and the total payment over the term of the securities on a $1,000 investment in the securities if the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date.

Hypothetical final share price at valuation date*	Value of cash delivery amount/physical delivery amount at maturity	Total coupon payment (payable in monthly coupon payments)	Value of total payment
$0.00	$0.00	$30.00	$30.00
$24.00	$292.47	$30.00	$322.47
$48.00	$584.94	$30.00	$614.94
$72.00	$877.41	$30.00	$907.41
$82.06	$1,000.00	$30.00	$1,030.00
$96.00	$1,000.00	$30.00	$1,030.00
$120.00	$1,000.00	$30.00	$1,030.00
$144.00	$1,000.00	$30.00	$1,030.00

*
These examples are provided for illustration purposes only. The actual final share price will be determined on the valuation date.

TABLE 2: This table represents the hypothetical payment at maturity and the total payment over the term of the securities on a $1,000 investment in the securities if the closing price of the reference shares on the relevant exchange is not less than the knock-in level on any day from but not including the initial setting date to and including the valuation date.

Hypothetical final share price at valuation date*	Value of cash delivery amount at maturity	Total coupon payment (payable in monthly coupon payments)	Value of total payment
$61.55	$1,000	$30.00	$1,030.00
$72.00	$1,000	$30.00	$1,030.00
$82.00	$1,000	$30.00	$1,030.00
$92.00	$1,000	$30.00	$1,030.00
$102.00	$1,000	$30.00	$1,030.00
$112.00	$1,000	$30.00	$1,030.00
$122.00	$1,000	$30.00	$1,030.00
$132.00	$1,000	$30.00	$1,030.00

*
These examples are provided for illustration purposes only. The actual final share price will be determined on the valuation date.

        On June 25, 2008, the closing price of the reference shares as reported by the relevant exchange was $82.06. See "The Reference Shares" for further information, including the historical prices of the reference shares.

SUPPLEMENTAL USE OF PROCEEDS

        The net proceeds from this offering will be $538,765.00, after deducting underwriting discounts and commissions and certain offering expenses. We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from the offering of the securities to hedge our obligations under the securities. Please refer to "Use of Proceeds and Hedging" on page PS-10 of the accompanying product supplement.

THE REFERENCE SHARES

General

        Unless otherwise stated, all information contained herein on the reference shares and on the issuer of the reference shares is derived from publicly available sources and is provided for informational purposes only.

        Visa Inc. (the "Reference Issuer") operates a retail electronic payments network and manages a global financial services brand. The Reference Issuer facilitates global commerce through the transfer of value and information among financial institutions, merchants, consumers, businesses and government entities. The Reference Issuer provides financial institutions, its primary customers, with product platforms encompassing consumer credit, debit, prepaid and commercial payments. VisaNet, the Reference Issuer's secure, centralized, global processing platform, enables it to provide financial institutions and merchants with a wide range of product platforms, transaction processing and related value-added services. The Reference Issuer's website address is www.visa.com. Information on the Reference Issuer's website is not incorporated by reference into this pricing supplement.

        This pricing supplement relates only to the securities offered hereby and does not relate to the issuer of the reference shares, the reference shares or other securities of the issuer of the reference shares. All disclosures contained in this pricing supplement regarding the issuer of the reference shares and the reference shares are derived from publicly available documents and other publicly available information. Neither we nor Credit Suisse Securities (USA) LLC, the underwriter, have participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the reference shares in connection with the offering of the securities. Neither we nor Credit Suisse Securities (USA) LLC make any representation that such publicly available documents or any other publicly available information regarding the issuer of the reference shares are accurate or complete, and are not responsible for public disclosure of information by the issuer of the reference shares, whether contained in filings with the Securities and Exchange Commission or otherwise. Furthermore, neither we nor Credit Suisse Securities (USA) LLC can give any assurance that all events occurring prior to the date of this pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the reference shares or the market price of the reference shares (and therefore the final share price and the market value of the physical delivery amount), have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the reference shares could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the reference shares as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

        We and/or our affiliates may presently or from time to time engage in business with the Reference Issuer, including extending loans to, or making equity investments in, or providing advisory services to the Reference Issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Issuer and, in addition, one or more of our affiliates may publish research reports with respect to the Reference Issuer.

        The reference shares are registered under the Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file periodically certain financial information specified by the Securities and Exchange Commission. Information provided to or filed with the Securities and Exchange Commission can be inspected at the public reference room at 100 F Street, N.E., Washington, D.C. 20549 and is available at the Securities and Exchange Commission's Web site, http://www.sec.gov.

Historical performance of the reference shares

        The following table records the high, low, and end-of-quarter closing prices of the reference shares as reported by the New York Stock Exchange, the relevant exchange, for each quarter from March 18, 2008, the date of the Reference Issuer's initial public offering. Therefore, historical closing prices for the reference shares were not available prior to March 18, 2008. The historical closing prices of the reference shares are provided for informational purposes only. We obtained the closing values and other information below from Bloomberg Financial Markets, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. You should not take the historical closing prices of the reference shares as an indication of future performance, which may be better or worse than the prices set forth below.

	Low	High	Closing Price on Last Day of Quarter
2003
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
2004
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
2005
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
2006
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
2007
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
2008
First Quarter (from March 18, 2008)	44.0000	64.3500	62.3600
Second Quarter (through June 25, 2008)	61.6100	88.5000	82.0600

        On June 25, 2008 the closing price of the reference shares as reported by the relevant exchange was $82.06.

SUPPLEMENTAL INFORMATION REGARDING U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The amount of the stated interest rate on the security that constitutes interest on the Deposit (as defined in the accompanying product supplement) equals 2.80813%, and the remaining 9.19187% constitutes Put Premium (as defined in the accompanying product supplement).

        Please refer to "Certain U.S. Federal Income Tax Considerations" beginning on page PS-23 of the accompanying product supplement.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, which we refer to as the distribution agreement, we have agreed to sell $549,000 principal amount of securities to Credit Suisse Securities (USA) LLC.

        The distribution agreement provides that Credit Suisse Securities (USA) LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse Securities (USA) LLC proposes to offer the securities at the offering price and will receive the underwriting discounts and commissions set forth on the cover page of this pricing supplement. Credit Suisse Securities (USA) LLC may allow the same discount on the principal amount per security on sales of such securities to other brokers/dealers. If all of the securities are not sold at the initial offering price, Credit Suisse Securities (USA) LLC may change the public offering price and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $2,000.

        Please refer to "Underwriting" on page PS-28 of the accompanying product supplement.

PRODUCT SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO
PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Reverse Convertible Securities
Linked to the Common Stock of the Reference Share Issuer

        We may offer from time to time our reverse convertible securities linked to the common stock of the reference share issuer, which we refer to as the securities. If specified in the applicable pricing supplement, the securities may be Select Method Reverse Convertible Notes or Z Series Reverse Convertible Notes, as described on page PS-21 of this product supplement.

        The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the valuation date.

        The securities will bear the coupon rates per annum specified in the applicable pricing supplement. Coupon payments will be made to you on the dates specified in the applicable pricing supplement.

        This product supplement should be read in conjunction with the pricing supplement relating to a particular issue of securities. The specific terms of each security offered will be described in the applicable pricing supplement, and the terms may differ from those described in this product supplement. To the extent the terms of any such pricing supplement are inconsistent with the terms of this product supplement, the pricing supplement will prevail.

        The redemption amount of the securities at maturity will be based upon the performance of the reference shares specified in the applicable pricing supplement. If the applicable pricing supplement specifies a knock-in level and either (1) the closing price of the reference shares is not less than the knock-in level on any day during the term of the securities or (2) (i) the closing price of the reference shares is less than the knock-in level on any day during the term of the securities and (ii) the final share price of the reference shares is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity. Otherwise, you will receive the physical delivery amount, which will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price, plus a cash amount equal to the proportion of the final share price corresponding to any fractional share, all as more fully described herein and in the applicable pricing supplement. If the applicable pricing supplement does not specify a knock-in level, the pricing supplement will specify the manner in which the redemption amount will be determined.

        Please refer to "Risk Factors" beginning on page PS-6 for risks related to an investment in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is March 24, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement and the accompanying prospectus supplement and prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the securities?

        The securities are debt securities issued by us, the return on which is linked to the performance of the common stock of the reference share issuer, or the reference shares. The securities will rank prior to all our subordinated indebtedness and on an equal basis with all our other senior unsecured indebtedness. The securities will mature on the maturity date specified in the applicable pricing supplement. The securities are not redeemable by you or us prior to maturity. The securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 greater than $1,000. The term business day, as used in this prospectus supplement, means a day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close and that is also a trading day.

        The securities pay an annual coupon that may be higher than the interest you would receive on debt securities of comparable maturity. However, you must be aware of the risk that you may lose some or all of the principal amount of your securities payable at maturity.

Will there be coupon payments?

        The coupon payment rate and coupon payment dates will be specified in the applicable pricing supplement. Regardless of whether you receive at maturity your principal amount or the physical delivery amount, you will be entitled to coupon payments on the principal amount of your securities.

What will I receive at maturity?

        If the applicable pricing supplement specifies a knock-in level and either (1) the closing price of the reference shares on the relevant exchange specified in the applicable pricing supplement, which we refer to as the relevant exchange, is not less than the knock-in level on any day from but not including the initial setting date to and including the valuation date (each as defined in the applicable pricing supplement) or (2) (i) the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date and (ii) the final share price on the valuation date is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity. We refer to this as the cash delivery amount. Otherwise, you will receive the physical delivery amount plus a cash amount equal to the proportion of the final share price corresponding to fractional share. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price, subject to adjustment in certain circumstances. See "Description of the Securities—Antidilution adjustments" for further information. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. Accordingly, you may lose some or all of your principal if you invest in the securities. See "Risk Factors" for further information.

        If the applicable pricing supplement does not specify a knock-in level, the pricing supplement will specify the manner in which the redemption amount will be determined.

        For the reference shares, or in the case of reference shares that are American Depositary Receipts (ADRs), for both the reference shares and the underlying ordinary shares represented by such reference shares, if no final share price is available on the valuation date because of a market disruption event (as defined below), as determined by the calculation agent in its sole discretion, the calculation agent, which will be Credit Suisse International, may postpone the calculation of the final share price until the earlier of the date such market disruption event has ceased or three trading days after the valuation date, as the case may be. On such third trading day, in the event a market disruption event still exists, the calculation agent will determine the final share price using its good faith estimate of the value for the reference shares as of the closing time on the relevant exchange on such date. See "Description of the Securities—Market disruption events" for further information.

        For purposes of this product supplement, a trading day means any day, as determined by the calculation agent, on which trading is generally conducted for reference shares (or, but for the occurrence of a market disruption event, would have been generally conducted) on the relevant exchange and for options and other derivative instruments on the reference shares on the Chicago Mercantile Exchange and the Chicago Board Options Exchange, which we refer to collectively as the related exchanges, other than a day on which the relevant exchange or the related exchanges are scheduled to close prior to their regular weekday closing time.

What are the U.S. federal income tax considerations of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" on page PS-21 for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

Are there any ERISA consequences?

        An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as ERISA, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, or any entity whose underlying assets include the assets of any such plan will be permitted to purchase, hold and dispose of the securities only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the securities will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless an exemption is available with respect to such purchase, holding and disposition of the securities and all the conditions of such exemption have been satisfied. Governmental and certain church plans subject to any substantially similar law will be subject to a similar condition.

Will the securities be listed?

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any exchange and are most suitable for purchase and holding until the maturity date. It is not possible to predict whether the securities will trade in a secondary market or, if they do, whether such market will be liquid or illiquid. Credit Suisse Securities (USA) LLC, which is underwriting the offering of the securities, has advised us that it or its affiliates may make a market in the securities, but that they are not obligated to do so and may discontinue making a market at any time without notice. Credit Suisse Securities (USA) LLC and its affiliates reserve the right from time to time to enter into agreements with one or more holders of securities to provide a market for the securities. See "Risk Factors—There may be little or no secondary market for the securities" for further information.

Does investment in the securities entitle me to any ownership interests in the reference shares?

        An investment in the securities does not entitle you to any ownership interest or rights in the reference shares, such as voting rights, dividend payments or other distributions.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. The significant risks are described in more detail in "Risk Factors" beginning on page PS-6.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus, before investing in the securities.

You may lose part or all of your principal

        If the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date and the final share price on the valuation date is lower than the initial share price, you will not be paid 100% of the principal amount of your investment in the securities. This will be the case even if the closing price of the reference shares increases above the knock-in level prior to maturity. If the applicable pricing supplement does not specify a knock-in level, the pricing supplement will specify the manner in which the redemption amount will be determined. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero.

You will not receive more than your principal amount at maturity

        At maturity, you will under no circumstances receive more than the principal amount of your securities plus the final coupon payment, and the total payment you receive over the term of the securities will never exceed the principal amount of your securities plus the coupon payments paid during the term of the securities. Accordingly, for each $1,000 principal amount of securities, you will never receive an amount at maturity that exceeds $1,000 plus the final coupon payment, or a total payment over the term of the securities of more than the principal amount plus the coupon payment as specified in the applicable pricing supplement. If the final share price on the valuation date exceeds the initial share price at maturity, you will receive only the principal amount of the securities regardless of any appreciation in the value of the reference shares.

You will have no ownership rights in reference shares during the term of the securities

        An investment in the securities does not entitle you to any ownership interest or rights in the reference shares, such as voting rights, dividend payments or other distributions.

There may be little or no secondary market for the securities

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

The market price of the securities may be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The market price of the reference shares.

  •
  Interest and yield rates in the market.

  •
  The volatility of the reference shares.

  •
  Economic, financial, political and regulatory or judicial events that affect the reference shares or stock markets generally and that may affect the price of the reference shares.

  •
  The time remaining to the maturity of the securities.

  •
  The dividend rate on the reference shares.

  •
  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Suspensions or disruptions of market trading in the reference shares may adversely affect the redemption amount at maturity and/or the market value of the securities

        For the reference shares, or, in the case of reference shares that are ADRs, for both the reference shares and the underlying ordinary shares represented by such reference shares, if no final share price is available on the valuation date because of a market disruption event, as determined by the calculation agent in its sole discretion, the calculation agent may postpone the calculation of the final share price for such reference shares until the earlier of the date such market disruption event has ceased or three trading days after the valuation date, as the case may be. On such third trading day, in the event a market disruption event still exists, the calculation agent will determine the final share price for such reference shares using its good faith estimate of the value for the reference shares as of the closing time on the relevant exchange on such date. Consequently, the existence of a market disruption event could result in a postponement of the maturity date and therefore affect the value of your securities, but no interest or other payment will be payable because of such postponement.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC may be willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs.

The U.S. federal income tax considerations of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the securities. We cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The liquidity, trading value and redemption amount of the securities could be affected by the actions of the governments of the originating nations of ADRs in the basket

        If specified in the applicable pricing supplement, the reference shares may be ADRs for American Depositary Shares ("ADSs") representing underlying ordinary shares that are traded in currencies other than the U.S. dollar. Changes in the exchange rate of such trading currencies and the U.S. dollar can affect the liquidity, trading value and redemption amount of the securities. Depreciation of the value of the currency in which the underlying ordinary shares are traded versus the U.S. dollar may reduce the trading price of such reference shares (and thus the trading price of and the redemption amount of the securities). Exchange rates of many nations are "floating," meaning that they are permitted to fluctuate in value relative to other currencies, including the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities that have ADRs as reference shares is that their liquidity, trading value and redemption amount could be affected by the actions of the governments of those nations that could change or interfere with freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders, thereby affecting the liquidity and value of the ordinary underlying shares and, thus, the liquidity and value of the ADRs. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting any or all of the currencies, the U.S. dollar or any other currency.

Antidilution protection is limited

        The calculation agent will make adjustments to the initial share price and the physical delivery amount for certain adjustment events (as defined below) affecting the reference shares, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the reference shares or another party makes a partial tender or partial exchange offer for the reference shares. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Antidilution adjustments" for further information.

The value of ADRs may not track the value of the underlying ordinary shares

        If specified in the applicable pricing supplement, the reference shares may be ADRs. Although the trading characteristics of ADRs will usually mirror the characteristics and valuations of the underlying ordinary shares represented by the ADRs, the value of ADRs may not completely track the value of the underlying ordinary shares. Active trading volume and efficient pricing on the exchange on which the underlying ordinary shares normally trade will usually, but not necessarily, indicate similar characteristics in respect of the ADRs. For instance, certain factors may limit or increase the float of certain ADRs and, as a result, such ADRs may have less liquidity or lower market value than the underlying ordinary shares. Holders of ADRs, if specified by the relevant depositary agreement, may surrender the ADRs in order to take delivery of and trade the underlying ordinary shares, a characteristic that allows investors in ADRs to take advantage of price differentials between markets. Therefore, a market for the underlying ordinary shares that is not liquid will generally result in an illiquid market for the ADRs representing such underlying ordinary shares.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC, and/or any other affiliate may from time to time buy or sell the reference shares or derivative instruments related to the reference shares for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the market price of the reference shares, and thus affect the market price of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuer of the reference shares, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding the issuer of the reference shares. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the reference shares and, consequently, the market price and redemption amount payable at maturity of the securities.

        The original issue price of the securities includes commissions paid to Credit Suisse Securities (USA) LLC and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

We cannot assure you that the public information provided on the issuer of the reference shares is accurate or complete

        All disclosures contained in the applicable pricing supplement regarding the issuer of the reference shares and the reference shares are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the reference shares in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the reference shares are accurate or complete, and are not responsible for public disclosure of information by the issuer of the reference shares, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the reference shares or the market price of the reference shares (and therefore the final share price and the market value of the physical delivery amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the reference shares could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the reference shares as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the offering of securities as described in this product supplement and in the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the accompanying prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering of the securities (as indicated in the the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering of the securities to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the reference shares or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference shares to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the trading price of the reference shares. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the price of the reference shares, there can be no assurance that the price will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the price of the reference shares), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the reference shares or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference shares. In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we or one of such affiliates have a long hedge position in the reference shares or options contracts in, or other derivative or synthetic instruments related to, the reference shares, we or one of such affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.

        The securities will not be entitled to the benefit of any mandatory sinking fund.

Redemption; defeasance

        The securities are not subject to redemption prior to maturity at our option or at the option of any holder and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Principal, maturity and coupon payments

        The securities will pay a coupon on the dates and at the rates per annum specified in the relevant pricing supplement, to holders of record at the close of business on the 15th day immediately preceding the coupon payment dates as specified in the relevant pricing supplement. Regardless of whether, at maturity, you are paid the cash delivery amount or the physical delivery amount, you will be entitled to coupon payments on the principal amount of your securities. Each coupon payment on the securities will include amounts accrued through the date before the applicable coupon payment date. Coupon payments on the securities will be paid on the basis of a 360-day year comprised of 12 30-day months. Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

Payment at maturity

        If a knock-in level is specified in the applicable pricing supplement and either (1) the closing price of the reference shares on the applicable exchange is not less than the knock-in level specified in the relevant pricing supplement on any day from but not including the initial setting date to and including the valuation date, or (2) (i) the closing price of the reference shares on the relevant exchange is less than the knock-in level on any day from but not including the initial setting date to and including the valuation date and (ii) the final share price on the valuation date is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity. Otherwise, you will receive the physical delivery amount plus a cash amount equal to the proportion of the final share price corresponding to any fractional share. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price. See "—Antidilution adjustments" for further information. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. Accordingly, you may lose some or all of your principal if you invest in the securities.

        If the relevant pricing supplement does not specify a knock-in level, the pricing supplement will specify the manner in which the redemption amount will be determined.

The following terms used in this product supplement have the following definitions:

        The "initial share price" for the reference shares will be determined as set forth in the applicable pricing supplement.

        The "final share price" for the reference shares will be determined as set forth in the applicable pricing supplement.

        The "initial setting date" will be the date set forth in the relevant pricing supplement.

        The "valuation date" will be the date set forth in the relevant pricing supplement, subject to postponement as described below under "—Market disruption events."

Antidilution adjustments

  General

        The calculation agent will adjust the initial share price and the physical delivery amount if certain corporate actions and other events described below, each of which we refer to as an adjustment event, occur, and the calculation agent determines that such adjustment event has a diluting or concentrative effect on the theoretical value of the reference shares. We have listed below examples of how adjustment events may lead to adjustments to the initial share price and the physical delivery amount. For purposes of the antidilution adjustments described herein, if the pricing supplement specifies that the reference shares are ADRs, the calculation agent will make the specified antidilution adjustments if an adjustment event occurs with respect to reference shares or to the ordinary shares underlying such ADRs (as if those underlying shares were the reference shares for purposes of the antidilution adjustments). The calculation agent will also make an antidilution adjustment for reference shares that are ADRs if the number of ordinary shares represented by one ADR changes from the ratio in existence on the initial setting date.

        Upon the occurrence of an adjustment event that the calculation agent determines has a diluting or concentrative effect on the theoretical value of the reference shares, for purposes only of determining whether (i) the closing price of the reference shares is less than the knock-in level and (ii) the final share price is less than the initial share price, the calculation agent will typically adjust the initial share price according to the following formula:

adjusted initial share price = initial share price X	prior physical delivery amount adjusted physical delivery amount and may, when appropriate, also adjust the knock-in level.

        The physical delivery amount will be adjusted by the calculation agent as set forth in the specific examples below.

        The adjustments described below do not cover all events that could affect the value of the securities. We describe the risks relating to dilution above under "Risk Factors—Antidilution protection is limited."

  Adjustments

        If an adjustment event occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the reference shares, the calculation agent will calculate a corresponding adjustment to the initial share price and the physical delivery amount as the calculation agent determines appropriate to account for that diluting or concentrative effect. The calculation agent will also determine the effective date of that adjustment, and the replacement of the reference shares, if applicable, in the event of consolidation or merger. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee, which will provide notice of such dilution adjustment to the registered holders of the securities in the manner set forth below.

        If more than one adjustment event occurs, the calculation agent will make an adjustment for each such adjustment event in the order in which they occur, and on a cumulative basis. Accordingly, having adjusted the initial share price and the physical delivery amount for the first such adjustment event, the calculation agent will adjust the initial share price and the physical delivery amount for the second adjustment event, applying the required adjustment to the initial share price and the physical delivery amount as already adjusted for the first adjustment event, and so on for each subsequent adjustment event.

        The calculation agent will not have to adjust the initial share price and the physical delivery amount for any adjustment event unless the adjustment would result in a change to the initial share price or the physical delivery amount of at least 0.1% in the initial share price or the physical delivery amount that would apply without the adjustment. The initial share price and the physical delivery amount resulting from any adjustment would be rounded up or down, as appropriate, to, in the case of the initial share price, the nearest cent, and, in the case of the physical delivery amount, the nearest thousandth, with one-half cent and five ten-thousandths, respectively, being rounded upwards.

        If an adjustment event requiring an antidilution adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the securities that results solely from that event. The calculation agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

        The calculation agent has sole discretion in making all determinations with respect to antidilution adjustments, including any determination as to whether an adjustment event requiring an antidilution adjustment has occurred, as to the nature of the adjustment required and how it will be made. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you with respect to such determinations. See "Risk Factors—There may be potential conflicts of interest" for further information. Upon your written request, the calculation agent will provide information about any adjustments it makes.

  Events requiring an antidilution adjustment

        The following is a list of adjustment events that may require an antidilution adjustment:

  (a)
  a subdivision, consolidation or reclassification of the reference shares or a free distribution or dividend of any reference shares to existing holders of reference shares by way of bonus, capitalization or similar issue;

  (b)
  a dividend or other distribution to existing holders of reference shares of (i) the reference shares, (ii) other share capital or securities granting the right to payment of dividends equally or proportionately with such payments to holders of the reference shares or (iii) any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

  (c)
  the declaration by the issuer of the reference shares of an extraordinary or special dividend or other distribution whether in cash or reference shares or other assets;

  (d)
  a repurchase of its common stock by the issuer of the reference shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  (e)
  a consolidation of the issuer of the reference shares with another company or merger of the issuer of the reference shares with another company;

  (f)
  a change by the issuer of reference shares that are ADRs of the ratio of underlying ordinary shares represented by one ADR; and

  (g)
  any other similar event that may have a diluting or concentrative effect on the theoretical value of the reference shares.

        Certain adjustment events are discussed in greater detail below.

  Stock splits

        A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. As a result of a stock split, each outstanding share will be worth less.

        If the reference shares are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the prior physical delivery amount—i.e., the physical delivery amount before that adjustment—and the product of (i) the number of additional shares issued in the stock split with respect to each of the reference shares times (ii) the prior physical delivery amount.

  Reverse stock splits

        A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. As a result of a reverse stock split, each outstanding share will be worth more.

        If the reference shares are subject to a reverse stock split, the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (i) the number of reference shares outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of reference shares outstanding immediately before the reverse stock split becomes effective.

  Stock dividends

        In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. As a result of a stock dividend, each outstanding share will be worth less.

        If the reference shares are subject to a stock dividend payable in the reference shares, then the calculation agent will adjust the physical delivery amount to equal the sum of the prior physical delivery amount and the product of (i) the number of additional shares issued in the stock dividend with respect to each of the reference shares times (ii) the prior physical delivery amount.

  Other dividends and distributions

        If the issuer of the reference shares declares a dividend to be distributed to holders of record of the reference shares as of a date falling in the period that begins on the day immediately following the valuation date and ends on the day immediately prior to the maturity date, any such dividend will not be paid to holders.

        The physical delivery amount will not be adjusted to reflect any dividends or distributions paid with respect to the reference shares, other than (i) stock dividends described above; (ii) issuances of transferable rights and warrants as described in "—Transferable rights and warrants" below; and (iii) extraordinary dividends as described below.

        A dividend or other distribution with respect to the reference shares will be deemed to be an "extraordinary dividend" if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the reference shares by an amount equal to at least 10% of the market price of the reference shares on the business day before the ex-dividend date for the extraordinary dividend. The ex-dividend date for any dividend or other distribution is the first day on which the reference shares trade without the right to receive that dividend or distribution. If an extraordinary dividend occurs, the calculation agent will adjust the physical delivery amount to equal the product of (1) the prior physical delivery amount times (2) a fraction, the numerator of which is the market price of the reference shares on the business day before the ex-dividend date and the denominator of which is the amount by which that market price exceeds the extraordinary dividend adjustment amount. The "extraordinary dividend adjustment amount" with respect to an extraordinary dividend for the reference shares equals: (i) for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the reference shares minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the reference shares, or (ii) for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

        To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the reference shares that is a dividend payable in the reference shares, an issuance of rights or warrants or a spin-off event and that is also an extraordinary dividend will result in an adjustment to the physical delivery amount only as described in "—Stock dividends" above, "—Transferable rights and warrants" below or "—Reorganization events" below, as the case may be, and not as described here.

  Transferable rights and warrants

        If the issuer of the reference shares issues transferable rights or warrants to all holders of the reference shares to subscribe for or purchase the reference shares at an exercise price per share that is less than the market price of the reference shares on the business day before the ex-dividend date for the issuance, then the physical delivery amount will be adjusted by multiplying the prior physical delivery amount by the following fraction: (i) the numerator will be the sum of the number of reference shares outstanding at the close of business on the day before that ex-dividend date and the total number of additional reference shares offered for subscription or purchase under those transferable rights or warrants, and (ii) the denominator will be the sum of the number of reference shares outstanding at the close of business on the day before that ex-dividend date and the product of (1) the total number of additional reference shares offered for subscription or purchase under the transferable rights or warrants times (2) the exercise price of those transferable rights or warrants divided by the market price on the business day before that ex-dividend date.

  Reorganization events

        Any of the following shall constitute a reorganization event: (i) the reference shares are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of the reference shares, (ii) the issuer of the reference shares has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of the reference shares completes a statutory exchange of securities with another corporation, (iv) the issuer of the reference shares is liquidated, (v) the issuer of the reference shares issues to all of its shareholders equity securities of an issuer other than the issuer of the reference shares (other than in a transaction above) (a "spinoff stock") or (vi) the reference shares are the subject of a tender or exchange offer or going private transaction on all of the outstanding shares.

  Adjustments for reorganization events

        If any reorganization event occurs, in each case as a result of which the holders of the reference shares receive any equity security listed on a national securities exchange (a "marketable security"), other securities or other property, assets or cash (collectively "exchange property"), for purposes of determining the physical delivery amount following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock), the physical delivery amount will be based on the following:

(a)
if the reference shares continue to be outstanding, the prior physical delivery amount (if applicable, as reclassified upon the issuance of any tracking stock) on the relevant date (taking into account any adjustments for any distributions described under clause (c)(i) below);

(b)
for each marketable security received in such reorganization event (each a "new stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the reference shares, the amount of new stock received with respect to one share of the reference shares, as adjusted to the relevant date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c)
for any cash and any other property or securities other than marketable securities received in such reorganization event (the "non-stock exchange property"), (i) if the combined value of the amount of non-stock exchange property received per share of the reference shares, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the "non-stock exchange property value"), by holders of the reference shares is less than 25% of the closing price of the reference shares on the trading day immediately prior to the effective date of such reorganization event, an amount of the reference shares, if applicable, and of any new stock received in connection with such reorganization event, if applicable, in proportion to the relative closing prices of the reference shares and any such new stock, and with an aggregate value equal to the non-stock exchange property value, based on such closing prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such reorganization event, or (ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of the reference shares on the trading day immediately prior to the effective date relating to such reorganization event or, if the reference shares are surrendered exclusively for non-stock exchange property (in each case, an "alternate stock event"), a number of shares of the alternate stock (as defined below) with a value on the effective date of such reorganization event equal to the non-stock exchange property value. The "alternate stock" will be the common stock of the company with a price volatility on the measurement date (each as defined below) that is nearest (whether higher or lower) to the price volatility of the reference shares, as selected by the calculation agent from a group of five stocks then included in the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion). The stocks from which the alternate stock is selected will be the five stocks with the largest market capitalization among the stocks then included in the S&P 500 Index (or such successor index) with the same primary "Industry" Standard Industrial Classification Code ("SIC Code") as the issuer of the reference shares; provided that if there are fewer than five stocks with the same primary "Industry" SIC Code as the issuer of the reference shares, the calculation agent will identify additional stocks then included in the S&P 500 Index (or such successor index), from the following categories, selecting stocks, as required, in each succeeding category in descending order of market capitalization, beginning with the stock in each category with the largest capitalization: first, stocks with the same primary "Industry Group" classification as the issuer of the reference shares; second, stocks with the same primary "Major Group" classification as the issuer of the reference shares; and third, stocks with the same primary "Division" classification as the issuer of the reference shares; provided, further, that none of the five stocks from which the alternate stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the Securities with respect to such stock (a "hedging restriction"). "Industry," "Industry Group," "Major Group" and "Division" have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. "Price volatility" means the average historical price volatility for the period of 100 trading days ending on the trading day immediately prior to the first public announcement of the relevant reorganization event (the "measurement date") as such average historical price volatility for such stock is displayed on Bloomberg screen Equity HVG (using the settings N = 100 and Market: T) (or any successor thereto); provided that if the price volatility of the reference shares or any stock identified in this sub-paragraph is not then displayed on Bloomberg, then the calculation agent, in its sole discretion, will determine the applicable price volatility.

        In the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        If a reorganization event occurs, the property distributed in the event will be substituted for the common stock of the issuer of the reference shares as described above. Consequently, references to the common stock of the issuer of the reference shares mean any property that is distributed in a reorganization event and comprises the adjusted physical delivery amount. Similarly, references to the issuer of the reference shares mean any successor entity in a reorganization event.

        In the event that we (with the prior written approval of the calculation agent) or the calculation agent determine that an adjustment should be made to the physical delivery amount as a result of one or more events or circumstances not otherwise described above (even if such event or circumstance is specifically excluded from the operation of the provisions described above), we shall at our own expense and acting reasonably request the calculation agent to determine as soon as practicable what adjustment (if any) is fair and reasonable to take account thereof.

Market disruption events

        For the reference shares, or in the case of reference shares that are American Depositary Receipts (ADRs), for both the reference shares and the underlying ordinary shares represented by such reference shares, if no final share price is available on the valuation date because of a market disruption event, as determined by the calculation agent in its sole discretion, the calculation agent may postpone the calculation of the final share price until the earlier of the date such market disruption event has ceased or three trading days after the valuation date, as the case may be. On such third trading day, in the event there still exists a market disruption event, the calculation agent will determine the final share price using its good faith estimate of the value for the reference shares as of the closing time on the relevant exchange on such date. If a market disruption event exists on the valuation date, the maturity date of the securities will be the later of the original maturity date and the third business day following the day on which the final share price is calculated. No interest will accrue or other payment be payable because of any postponement of the maturity date.

        A "market disruption event" means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of (a) the reference shares, (b) any options or futures contracts, or any options on such futures contracts, relating to the reference shares, or (c) in the case of reference shares that are ADRs, the underlying ordinary shares represented by such ADRs or any options or futures contracts, or any options on such futures contracts, relating to such underlying shares, if, in each case, in the determination of the calculation agent, in its sole discretion, any such suspension, limitation or unavailability is material.

        For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision permanently to discontinue trading in the relevant options or futures contract will not constitute a market disruption event; (3) limitations pursuant to New York Stock Exchange Rule 80A—Index Arbitrage Trading Restrictions (or any applicable rule or regulation enacted or promulgated by the New

York Stock Exchange, any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a market disruption event; (4) a suspension of trading in an options contract on the reference shares by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to the reference shares notwithstanding that such suspension or material limitation is less than two hours; (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the reference shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances; and (6) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under New York Stock Exchange Rule 80A or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, NASDAQ, any other self-regulatory organization or the SEC of a similar scope or as a replacement for Rule 80A, as determined by the calculation agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

        Under certain circumstances, the duties of the calculation agent in determining the existence of market disruption events could conflict with your interests. See "Risk Factors—There may be potential conflicts of interest."

        Based on the information currently available to us, on October 27, 1997, the New York Stock Exchange suspended all trading during the one-half hour period preceding the close of trading pursuant to New York Stock Exchange Rule 80B and, on each of September 11, 12, 13 and 14, 2001, the New York Stock Exchange suspended all trading for the entire day due to certain terrorist activity. If any such suspension of trading occurred during the term of the securities, it would constitute a market disruption event. The existence or non-existence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

Book-Entry, Delivery and Form

        Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global securities, we will pay the coupon amount on the securities, if any, to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Definitive securities

        If any of the events described in the second paragraph on page 31 of the accompanying prospectus under "Description of Debt Securities—Book-Entry System" occurs, we will issue a certificated form of definitive securities in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in denominations of $1,000 or integral multiples of $1,000 in excess of such amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive the redemption amount on their securities at the office of our paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their securities, in whole or in part, by surrendering the securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent, The Bank of New York. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay or shares we deliver to our paying agent in respect of the redemption amount on the securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment or delivery.

Calculation agent

        The calculation agent is CSi, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities offered by any pricing supplement in all respects. Such further securities will be consolidated and form a single series with the securities offered by such pricing supplement and will have the same terms as to status, redemption or otherwise as the securities offered by such pricing supplement.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

Governing Law

        The indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

THE REFERENCE SHARES

        In the applicable pricing supplement, we will provide summary information regarding the business of the issuer of the reference shares based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        If specified in the applicable pricing supplement, the reference shares may be ADRs. ADRs are negotiable receipts issued by a depositary, evidencing ADSs representing underlying ordinary shares of an issuer that have been deposited and are held, on behalf of the holders of such ADRs, by the custodian for the depositary, and/or such other firm or corporation as the depositary may appoint. While the market for underlying ordinary shares represented by ADRs is generally on exchanges outside the United States and is conducted in currencies other than the U.S. dollar, ADRs trade on exchanges within the United States in U.S. dollars.

Select Method Reverse Convertible Notes

        If specified in the applicable pricing supplement, the securities may be Select Method Reverse Convertible Notes. The reference shares for any issue of Select Method Reverse Convertible Notes will be selected by Credit Suisse based on the application of a rules-based methodology (the "HOLT scoring methodology") for scoring stocks to the companies comprising the S&P 500® Index and the S&P Latin America 40 Index as of the date of the applicable pricing supplement. The HOLT scoring methodology assigns a score to each company for several variables in the three categories (corporate performance, momentum and valuation), which are then weighted to give an overall score per company. The reference shares specified in the applicable pricing supplement will be shares of a company with one of the highest HOLT scores according to the HOLT scoring methodology.

        HOLT is a service of Credit Suisse. The HOLT scoring methodology attempts to identify stocks that satisfy corporate performance, momentum and valuation characteristics measured objectively by converting a company's accounting data into cash flows. This allows comparisons among companies across sectors, regions and over time. HOLT's proprietary database includes over 18,000 companies in more than 55 countries. The HOLT scoring methodology is not intended to predict the future market or financial performance of any company (either in absolute terms or relative to other companies) nor is the ranking of the companies intended to serve as a qualitative ordering of the companies.

        HOLT is a trademark of Credit Suisse or its affiliates in the United States and other countries.

Z Series Reverse Convertible Notes

        If specified in the applicable pricing supplement, the securities may be Z Series Reverse Convertible Notes. The reference shares for any issue of Z Series Convertible Notes will be chosen by Credit Suisse from among those selected by Zacks Investment Research in accordance with Zacks' proprietary selection methodology.

        Zacks selects reference shares for each Z Series Reverse Convertibles Notes using a proprietary quantitative investment strategy for security selection that attempts to identify stocks and ADRs whose returns it anticipates will outperform the returns generated by stocks and ADRs in the broad U.S. market. Zacks maintains a database of over 8,300 North American stocks and ADRs listed on U.S.-based exchanges and applies its selection methodology to the approximately 4,500 to 5,000 stocks and ADRs in this database that have reported earnings estimates. Zacks' selection methodology utilizes multi-factor proprietary selection rules to identify those stocks and ADRs that offer the greatest potential to generate returns commensurate with the anticipated levels of risk associated with these stocks and ADRs. The Z Series selection rules combine several variables such as liquidity, relative valuation and company efficiency, as well as other factors such as the availability of options on and the presence of sufficient implied volatility of the stocks and ADRs, to enhance the investment applications and investment utility of such stocks and ADRs. The Z Series selection methodology is not intended to predict the future market or financial performance of any company.

        Founded in 1978, Zacks Investment Research has more than 25 years of experience in providing institutional and individual investors with the analytical tools and financial information necessary to the success of their investment process. Today, Zacks' models process over 25,000 earnings estimate revisions and changes in broker recommendations weekly from over 200 brokerage firms, produced by more than 3,500 analysts.

Historical performance of the reference shares

        We will provide historical price information on the reference shares in the applicable pricing supplement. You should not take any such historical prices as an indication of future performance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. Except as indicated below under "—Tax treatment of Non-U.S. Holders," this discussion applies only to a U.S. Holder (as defined below) of a security that acquires the security pursuant to this offering at the initial offering price. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the securities as capital assets (generally for investment purposes) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, partnerships, dealers in securities or currencies, persons deemed to sell the securities under the constructive sale provisions of the Internal Revenue Code of 1986, as amended, and persons that hold the securities as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local or foreign tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the securities.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes. A "non-U.S. Holder" means a beneficial owner that is not a U.S. Holder.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the securities should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

In general

        There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities. Under one approach, each security should be treated as a put option (the "Put Option") that requires the holder to purchase the reference shares from us for an amount equal to the deposit (as defined below) if the redemption amount payable on the maturity date is the physical delivery amount and a deposit with us of cash, in an amount equal to the principal amount of a security (the "Deposit") to secure the holder's potential obligation to purchase the reference shares. We intend to treat the securities consistent with this approach. By purchasing the securities, you agree with us to treat the securities as cash deposits and put options with respect to the reference shares for all U.S. federal income tax purposes. Except as otherwise provided in "—Alternative characterizations and treatments," the balance of this summary assumes that the securities are so treated.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING

OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Tax treatment of U.S. Holders

        In accordance with the agreed upon tax treatment described above, a portion of the stated interest payments on a security should be treated as interest on the Deposit, and the remainder should be treated as put premium in respect of the Put Option to us (the "Put Premium"). The applicable pricing supplement will specify the amount of the stated interest rate on the securities that constitutes interest on the Deposit and that constitutes Put Premium.

  Interest Payments on the Securities

        We will treat the Deposit as a short-term obligation. Under certain Treasury regulations, a short-term obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation's issue price. Accordingly, we will treat the Deposit as issued at a discount equal to the sum of the payments of interest on the Deposit for U.S. federal income tax purposes. Accrual method and cash method U.S. Holders that elect to accrue the discount currently should include the discount in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the portion of the payments attributable to interest on the Deposit as income upon receipt. A cash method U.S. Holder that does not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security in an amount not exceeding the accrued interest until it is included in income. Additionally, in the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized on the Deposit upon the sale, retirement, or exchange of the security will be ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange.

  Put Premium on the Securities

        A U.S. Holder should not be subject to tax upon receipt of the Put Premium. If the Put Option expires unexercised (i.e., the cash delivery amount is paid upon maturity of the security), the U.S. Holder should recognize the total Put Premium received as short-term capital gain at such time.

        If the Put Option is exercised (i.e., the physical delivery amount is delivered upon maturity of the security), the U.S. Holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares, as described below). The U.S. Holder should have an adjusted tax basis in all reference shares received (including for this purpose any fractional shares) equal to the Deposit less the total Put Premium received. The U.S. Holder's holding period for any reference shares received should start on the day after the delivery of the reference shares. The U.S. Holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. Holder's basis in the fractional shares, which should be equal to the U.S. Holder's basis in all of the reference shares (including the fractional shares), multiplied by a fraction, the numerator of which is the fractional shares and the denominator of which is all of the reference shares (including fractional shares).

Sale or exchange of the securities

        Upon a sale of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit and the U.S. Holder's adjusted tax basis in the Deposit (which will generally equal the issue price of the security increased by any discount recognized on the Deposit and decreased by the amount of any interest payments received on the Deposit). Except to the extent attributable to accrued discount with respect to the Deposit, which will be subject to tax as described above under "—Interest Payments on the Securities," such gain or loss will be short-term capital gain or loss. A U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Put Option plus any previously received Put Premium. If the value of the Deposit exceeds the total sale proceeds received, then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer's assumption of the U.S. Holder's rights and obligations under the Put Option. In such a case, the U.S. Holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. Holder to the buyer with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sale price allocated to the Deposit in determining the gain or loss in respect of the Deposit.

Alternative characterizations and treatments

        Although we intend to treat each security as a Deposit and a Put Option, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the securities. Accordingly, no assurance can be given that the Internal Revenue Service would accept or that a court would uphold the characterization and treatment described above. The securities could be subject to some other characterization or treatment for U.S. federal income tax purposes which would affect the timing and the character of any income or loss with respect to the securities, potentially adversely. For example, the securities could be treated as "contingent payment debt instruments" ("CPDIs") for U.S. federal income tax purposes. Other characterizations and treatments of the securities are possible. Prospective investors in the securities should consult their tax advisors as to the tax consequences to them of purchasing securities, including any alternative characterizations and treatments.

Tax treatment of Non-U.S. Holders

        Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. Holder, including capital gain resulting from the delivery of cash upon settlement of the securities, generally will not be subject to United States taxation unless: (1) such gain is effectively connected with a U.S. trade or business of such non-U.S. Holder or (2) in the case of a non-U.S. Holder who is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year of the sale or other disposition.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion relating to U.S. Holders, above.

U.S. federal estate tax treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated that they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether, (a) the holder of an instrument such as the securities should be required to accrue income during its term (e.g., under a mark-to-market, accrual or other methodology), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a non-U.S. holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding Notice 2008-2 and its possible impact on them.

Possible Legislation on Prepaid Forwards

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill.

        The Bill, if enacted would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly federal short-term rate determined under Code Section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the Bill and any future tax legislation that may apply to their securities.

Information reporting and backup withholding

        Distributions made on the securities and proceeds from the sale of securities to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the securities generally would be refunded by the IRS or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity or otherwise (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Title I of ERISA or Section 4975 of the Code, certain governmental and church plans may be subject to other federal, state or local laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, together, the statutory service provider exemption, and the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental or church plan subject to Similar Law and is not acting on behalf of, or using assets of, a Plan or governmental or church plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or in a violation of any provision of Similar Law by reason of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental or church plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Medium-Term Notes

        We may offer from time to time our medium-term notes directly or through any one of our branches.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page 39 of the accompanying prospectus, the risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group and us, the portions of which relating to us are incorporated by reference herein, and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended.

        Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. We will receive between 99.875% and 99.250% of the proceeds from the sale of the notes, after paying the agents' commissions or discounts of between 0.125% and 0.750%; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this prospectus supplement is March 24, 2008.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of March 29, 2007 between us and The Bank of New York, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

        The pricing supplement relating to a note will describe the following terms:

  •
  the branch, if any, through which we are issuing the notes;

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  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

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  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

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  if the note is a fixed rate note, the interest rate and interest payment dates;

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  if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

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  the issue price;

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  the issue date;

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  the maturity date, and whether we can extend the maturity of a note;

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  if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

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  whether the note is an original issue discount note (as defined in the accompanying prospectus);

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  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "Description of Debt Securities—Redemption at the Option of the Relevant Issuer" and "Description of Debt Securities—Repayment at the Option of the Holders; Repurchase" in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  whether we may be required to pay "additional amounts" in respect of payments on the notes as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus and whether the notes may be redeemed at our option as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus;

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  any relevant tax consequences associated with the terms of the notes which have not been described under "Taxation" in the accompanying prospectus; and

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  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

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  a fixed rate specified in the applicable pricing supplement; or

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  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

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  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

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  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, notwithstanding the accompanying prospectus, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue and be payable to such following business day, except that if the interest rate basis is LIBOR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, notwithstanding the accompanying prospectus, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Foreign Currency Judgments

        Enforcement claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, holders in any such proceedings would not be able to recover judgment in the currency of their notes, and the amount of any enforcement claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System," book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        For a further description of procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated May 7, 2007, we are offering the notes on a continuing basis through Credit Suisse Securities (USA) LLC, which we refer to as the agent, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the agent with respect to a particular note, we will pay the agent a commission or discount ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the agent and specified in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly. We may also sell notes to one or more banks, acting as agents for their customers, in jurisdictions where we are permitted to do so. Unless otherwise indicated in the applicable pricing supplement, any note sold to a bank as agent for its customer will be sold at a price equal to 100% of the principal amount and we, or one of our affiliates, will pay such bank a commission equal to the commission applicable to a sale of a note of identical maturity through the agent.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse Securities (USA) LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the agent. The agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $500,000.

        The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against liabilities under the Securities Act, or contribute to payment which the agent may be required to make in that respect. We have also agreed to reimburse the agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA)

LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion. Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the Rules of the Financial Industry Regulatory Authority. The broker-dealers will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from their accounts.

        No action has been or will be taken by us or the agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each agent will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural or legal persons (other than qualified institutional investors as defined in the Prospectus Directive); or

          (d)   in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        An "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive. The expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to "€" are to euros.

        In addition, each agent will represent and agree that:

          (a)   the notes may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither the prospectus supplement, prospectus or any other offering material relating to the notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or Articles 3 and 5 of the Swiss Federal Act on Collective Investment Schemes. The prospectus supplement, prospectus or any other offering material relating to the notes may not be copied, reproduced, distributed or passed on to others without our prior written consent. The prospectus supplement, prospectus or any other offering material relating to the notes does not constitute a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SWX Swiss Exchange (and may not comply with the information standards required thereunder) nor a simplified prospectus within the meaning of Article 5 of the Swiss Federal Act on Collective Investment Schemes. No application for a listing of the notes on any Swiss stock exchange or other Swiss regulated market has been or will be made, and the prospectus supplement, prospectus or any other offering material relating to the notes may not comply with the information required under the relevant listing rules. The notes will not constitute investment fund units or a participation in another collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission. Investors are subject to the credit risk of the Bank;

          (b)(i)      no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus supplement or the prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder;

          (c)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us;

          (d)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (e)   the notes have not been and will not be registered under the Securities and Exchange Law of Japan. Each agent has represented and agreed that it has not offered or sold, and will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (f)    the notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder. The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong;

          (g)   This prospectus supplement and the accompanying prospectus has not been registered as a prospectus or information memorandum with the Monetary Authority of Singapore. No advertisement may be made offering or calling attention to an offer or intended offer of the notes to the public in Singapore. The agents may not offer or sell notes, make notes the subject of an invitation for subscription or purchase, or circulate or distribute this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes, whether directly or indirectly, to the public or any member of the public in Singapore other than:

    •
    to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore, or the Securities and Futures Act,

    •
    to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Future Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act, or

    •
    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

    Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

             (x)  a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

             (y)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

    equity shares, debentures and units of equity shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except:

               (1)  to an institutional investor, or to any person pursuant to an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the Securities and Futures Act;

               (2)  where no consideration is given for the transfer; or

               (3)  by operation of law;

          (h)   the prospectus supplement, prospectus or any other offering material relating to the notes will not constitute a public offer of the notes, whether by way of sale or subscription, in the People's Republic of China. The prospectus supplement, prospectus or any other offering material relating to the notes may not be circulated or distributed in the People's Republic of China and the notes may not be offered or sold directly or indirectly to any resident of the People's Republic of China, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the People's Republic of China, except pursuant to applicable laws and regulations of the People's Republic of China. For the purpose of this clause (h), the People's Republic of China does not include Hong Kong, Macau and Taiwan;

          (i)    no prospectus supplement or accompanying prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the notes has been or will be lodged with the Australian Securities and Investments Commission ("ASIC"). Accordingly, each agent has represented and agreed that it:

            (x)   has not made or invited, and will not make or invite, an offer of the notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

            (y)   has not distributed or published, and will not distribute or publish, the prospectus supplement, the prospectus or any other offering material relating to the notes in Australia,

  unless (i) the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in other currencies) (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 of Australia, (ii) such action complies with all applicable laws, regulations and directives, and (iii) does not require any document to be lodged with the ASIC;

          (j)    it has not offered or sold, and will not offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver the prospectus supplement, the prospectus or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada; and

          (k)   the notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and may not be offered or sold publicly in Mexico. The notes may be privately placed in Mexico, pursuant to the exemption set forth in the Article 8 of the Mexican Securities Market Law.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Concurrently with the offering of the notes through the agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

        The agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

INCORPORATION BY REFERENCE

        We file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We incorporate by reference in this prospectus supplement the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the securities is completed:

  •
  the portions of the combined Annual Report on Form 20-F of the Group and us for the year ended December 31, 2007 relating to us as described therein; and

  •
  the portions of the Current Report on Form 6-K/A of the Group filed on March 20, 2008 relating to us.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of the Bank as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference into this prospectus supplement and the accompanying prospectus in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in the combined Annual Report on Form 20-F of the Group and us for the year ended December 31, 2007, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of the Bank as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 contains an explanatory paragraph that states that, in 2007, the Bank changed its method of accounting for certain financial instruments accounted for at fair value, in 2006, the Bank changed its method of accounting for defined benefit plans and, in 2005, the Bank changed its method of accounting for share-based compensation.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses an opinion that the Bank did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that controls over the valuation of asset-backed securities positions in the collateralized debt obligations trading business in Investment Banking relating to the supervision and monitoring of the initial valuations of these positions by trading personnel and the related price testing and supervision by product control, which is segregated from trading, were not effective.

Credit Suisse Group
Debt Securities
Warrants
Guarantees

Credit Suisse
Debt Securities Warrants
Guarantees

Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group Finance (Delaware) LLC I
Credit Suisse Group Finance (Guernsey) Limited
Guaranteed Debt Securities

Credit Suisse Group Capital (Delaware) Trust I
Credit Suisse Group Capital (Delaware) Trust II
Credit Suisse Group Capital (Delaware) Trust III
Trust Preferred Securities

Credit Suisse Group Capital (Delaware) LLC I
Credit Suisse Group Capital (Delaware) LLC II
Credit Suisse Group Capital (Delaware) LLC III
Credit Suisse Group Capital (Guernsey) Limited
Credit Suisse Group Capital (Guernsey) IX Limited
Credit Suisse Group Capital (Guernsey) X Limited
Company Preferred Securities

           Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including capital securities and debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

           In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell any of the following securities:

  •
  warrants or warrants in the form of subscription rights to purchase equity securities or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing; and

  •
  guarantees of debt securities.

           Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in "Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)" and "Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA)." The obligations of Credit Suisse Group under its guarantees of these securities are subordinated as described in this prospectus.

           Credit Suisse Group Finance (Delaware) LLC I and Credit Suisse Group Finance (Guernsey) Limited may offer and sell debt securities, including senior and subordinated debt securities and debt securities convertible or exchangeable into shares or American depositary shares of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing, that are fully and unconditionally guaranteed by Credit Suisse Group.

           Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III may offer and sell trust preferred securities representing beneficial interests in the relevant trust, in one or more offerings.

           Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II, Credit Suisse Group Capital (Delaware) LLC III, Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited may offer and sell company preferred securities, in one or more offerings.

           Each of the trust preferred securities and company preferred securities, which we sometimes collectively refer to as capital securities of Credit Suisse Group, will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

           We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

           Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

           These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC. The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

           Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

           The debt securities of Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

           Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is March 29, 2007.

ABOUT THIS PROSPECTUS	2
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
CREDIT SUISSE GROUP	6
CREDIT SUISSE	7
CREDIT SUISSE (USA)	7
THE FINANCE SUBSIDIARIES	7
THE TRUSTS	8
THE COMPANIES	8
DESCRIPTION OF DEBT SECURITIES	9
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES	36
FOREIGN CURRENCY RISKS	39
DESCRIPTION OF WARRANTS	40
DESCRIPTION OF SHARES	43
DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP	45
DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	54
DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)	63
ERISA	65
TAXATION	67
PLAN OF DISTRIBUTION	75
MARKET-MAKING ACTIVITIES	77
LEGAL MATTERS	77
EXPERTS	77

        YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY OTHER STATEMENT OR FREE WRITING PROSPECTUS WE AUTHORIZE IN THE FUTURE. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        In this prospectus, the term "trust" refers to Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II or Credit Suisse Group Capital (Delaware) Trust III, each a Delaware statutory trust organized, in the event of certain offerings of capital securities, to issue trust preferred securities representing beneficial interests in the relevant trust, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

        The term "company" refers to Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II or Credit Suisse Group Capital (Delaware) LLC III, each a Delaware limited liability company (collectively, the "Delaware companies"), and Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited or Credit Suisse Group Capital (Guernsey) X Limited, each a Guernsey limited company (collectively, the "Guernsey companies"), formed, in the event of certain offerings of capital securities, to issue company preferred securities and company common securities, fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group.

        The term "finance subsidiary" refers to Credit Suisse Group Finance (Delaware) LLC I, a Delaware limited liability company, and Credit Suisse Group Finance (Guernsey) Limited, a Guernsey limited company, each of which may issue debt securities fully and unconditionally guaranteed by Credit Suisse Group. Credit Suisse Group Finance (Guernsey) Limited and Credit Suisse Group Finance (Delaware) LLC I are 100% owned finance subsidiaries of Credit Suisse Group. Credit Suisse Group has guaranteed the securities previously issued by Credit Suisse Group Finance (Guernsey) Limited and will fully and unconditionally guarantee any securities issued by the finance subsidiaries pursuant to this registration statement. There are no significant restrictions on the ability of Credit Suisse Group to obtain funds from its subsidiaries by dividends or loans.

        Credit Suisse Group does not expect any of the trusts, companies or finance subsidiaries to file reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or the SEC. None of the trusts, companies or Credit Suisse Group Finance (Delaware) LLC I has commenced operations and each has only nominal assets and liabilities as of the date of this prospectus.

        As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group's financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

        The terms "we," "our," and "us" refer to Credit Suisse Group and, unless the context requires otherwise, will include Credit Suisse Group's wholly-owned bank subsidiary, Credit Suisse, the trusts, the companies, the finance subsidiaries and our other subsidiaries. In the section of this prospectus entitled "Description of Warrants," the terms "we," "our," and "us" refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in such sections. In the sections of this prospectus entitled "Description of Shares," "Description of Capital Securities of Credit Suisse Group—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group" and "Description of Capital Securities of Credit Suisse Group—Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group," the terms "we," "our" and "us" refer to Credit Suisse Group, as issuer of the securities described in such sections.

        Credit Suisse Group's and Credit Suisse's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group's and Credit

Suisse's financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to "CHF," we mean Swiss francs. When we refer to "USD" or "$," we mean U.S. dollars.

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Credit Suisse Group is a global financial services company, and Credit Suisse is a bank, domiciled in Switzerland. Many of their directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries, the trusts and the companies) or have any of them appear in a U.S. court. We have been advised by Homburger, Swiss counsel to Credit Suisse Group and Credit Suisse, and Carey Olsen, Guernsey counsel to the companies organized in Guernsey, that there is doubt as to enforceability in Switzerland and Guernsey, as applicable, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

        Credit Suisse Group files, and Credit Suisse will file, annual reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows Credit Suisse Group and Credit Suisse to "incorporate by reference" the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

        Credit Suisse Group incorporates by reference the documents listed below and Credit Suisse Group and Credit Suisse incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Credit Suisse Group's and Credit Suisse's reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state that

Credit Suisse Group or Credit Suisse, as the case may be, incorporates them (or such portions) by reference in this prospectus. Credit Suisse Group hereby incorporates by reference the following:

  •
  its annual report on Form 20-F for the year ended December 31, 2006; and

  •
  its report on Form 6-K filed on March 28, 2007.

        You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group at its principal executive offices at the following address:

Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH-8070 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616

Internet: http://www.credit-suisse.com/investors/en/index.html

        We are not incorporating the contents of the website into this prospectus.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

  •
  our plans, objectives or goals;

  •
  our future economic performance or prospects;

  •
  the potential effect on our future performance of certain contingencies; and

  •
  assumptions underlying any such statements.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

  •
  the ability to maintain sufficient liquidity and to access capital markets;

  •
  market and interest rate fluctuations;

  •
  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

  •
  the ability of counterparties to meet their obligations to us;

  •
  the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

  •
  political and social developments, including war, civil unrest or terrorist activity;

  •
  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

  •
  operational factors such as systems failure, human error or the failure to implement procedures properly;

  •
  actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

  •
  the effects of changes in laws, regulations or accounting policies or practices;

  •
  competition in geographic and business areas in which we conduct our operations;

  •
  the ability to retain and recruit qualified personnel;

  •
  the ability to maintain our reputation and promote our brands;

  •
  the ability to increase market share and control expenses;

  •
  technological changes;

  •
  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

  •
  acquisitions, including the ability to integrate acquired businesses successfully and divestitures, including the ability to sell non-core assets and businesses;

  •
  the adverse resolution of litigation and other contingencies; and

  •
  our success at managing the risks involved in the foregoing.

        We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group's and Credit Suisse's reports on Form 6-K filed with the SEC; and the risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group, Credit Suisse or the finance subsidiaries for general corporate purposes, including refinancing existing indebtedness outside Switzerland. We may also invest the net proceeds temporarily in short-term securities.

        In the event of any offering of capital securities by Credit Suisse Group, except as we may otherwise describe in a prospectus supplement, we will use the net proceeds for general corporate purposes outside Switzerland. In addition, the relevant trust may use the net proceeds from the sale of any trust preferred securities to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The relevant company may use the net proceeds from the sale of company preferred securities to the relevant trust or directly to investors and company common securities to Credit Suisse Group or one of its branches or subsidiaries to purchase corresponding subordinated debt securities of

Credit Suisse Group or one of its branches or subsidiaries, or other eligible investments, and to pay certain expenses related to any such offering.

        The proceeds of any issuance of capital securities of Credit Suisse Group will be included in the Tier 1 capital of Credit Suisse Group, calculated on a consolidated basis, in accordance with and to the extent permitted by Swiss banking law and regulations.

        None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Credit Suisse Group's and Credit Suisse's ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2006	2005	2004	2003		2002
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group(2)	1.24	1.17	1.32	1.26		0.94
Credit Suisse(3)	1.21	1.13	1.27	1.24	(4)	0.89	(4)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of rentals, reflecting a two-thirds portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 1,346 million for the year ended December 31, 2002.

(3)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 2,306 million for the year ended December 31, 2002.

(4)
Based on the combined statements of income of Credit Suisse, which represent the combined statements of income of the former Credit Suisse First Boston and Credit Suisse, which were merged in May 2005, with Credit Suisse First Boston as the surviving entity (the name of which was changed to Credit Suisse).

CREDIT SUISSE GROUP

        Credit Suisse Group is a global financial services company domiciled in Switzerland. Its activities are operated and managed in three reporting segments: Investment Banking, Private Banking and Asset Management.

        Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange, Inc. Credit Suisse Group's registered head office is located at Paradeplatz 8, P.O. Box 1, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-212-1616.

        Credit Suisse Group, Guernsey branch, was established in 1986 and is a vehicle for various funding activities of Credit Suisse Group. The Guernsey branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

        Credit Suisse Group may act through its Guernsey branch in connection with the debt securities and the subordinated debt securities issued in connection with certain capital securities as described in this prospectus and the applicable prospectus supplement.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the debt securities, warrants and guarantees as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

CREDIT SUISSE (USA)

        Credit Suisse (USA) is a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)'s principal executive office is in New York. Credit Suisse (USA)'s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group's principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, Credit Suisse (USA) changed its name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

        The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

THE FINANCE SUBSIDIARIES

        Credit Suisse Group Finance (Delaware) LLC I is a Delaware limited liability company. Credit Suisse Group Finance (Guernsey) Limited is a Guernsey limited company. The finance subsidiaries exist for the purpose of issuing debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group. In the event that a finance subsidiary issues any debt securities covered by this prospectus, Credit Suisse Group will guarantee such debt securities on a full and unconditional basis.

        The principal executive offices of the Delaware and Guernsey finance subsidiaries are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

THE TRUSTS

        Each of Credit Suisse Group Capital (Delaware) Trust I, Credit Suisse Group Capital (Delaware) Trust II and Credit Suisse Group Capital (Delaware) Trust III is a Delaware statutory trust. Our Delaware companies are grantors of the trusts. The trusts exist, in the event of certain offerings of capital securities of Credit Suisse Group, to issue trust preferred securities representing a beneficial interest in the relevant trust, together with rights under a subordinated guarantee of Credit Suisse Group, corresponding company preferred securities and/or subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The trusts may pass the dividends or other payments they receive on company preferred securities or interest or other payments they receive on the subordinated debt securities, as the case may be, through to holders as distributions on trust preferred securities. The trusts cannot engage in other activities (other than those incidental to the foregoing activities). Company preferred securities or subordinated debt securities, if any, and rights under the subordinated guarantee will be the only assets of the trusts. Credit Suisse Group will pay all expenses and liabilities of the trusts.

        Each trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities or subordinated debt securities, if any, and rights under a subordinated guarantee for U.S. federal income tax purposes.

        The principal executive offices of each trust are located at c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (Third Floor), Newark, Delaware 19713. Their telephone number is (302) 552-6279.

THE COMPANIES

        Each of Credit Suisse Group Capital (Delaware) LLC I, Credit Suisse Group Capital (Delaware) LLC II and Credit Suisse Group Capital (Delaware) LLC III is a Delaware limited liability company, and each of Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited is a Guernsey limited company. The companies are wholly owned by Credit Suisse Group. The companies may, in the event of certain offerings of capital securities of Credit Suisse Group, acquire and hold subordinated debt securities issued by Credit Suisse Group or one of its branches or subsidiaries or other eligible investments, and will issue company common securities and company preferred securities. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under a subordinated guarantee of Credit Suisse Group. Credit Suisse Group or one of its branches or subsidiaries will purchase all the company common securities, which represent 100% of the voting rights in the relevant company. Each company may apply the cash generated by the subordinated debt securities or other eligible investments, if any, to pay dividends to the applicable trust, as the initial holder of the company preferred securities, or directly to investors, and to Credit Suisse Group, as the holder of the company common securities.

        The principal executive offices of each company are located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands GY1 3WF. Their telephone number is 44-1481-724-605.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches, or the finance subsidiaries pursuant to this prospectus (each referred to herein as a "relevant issuer"). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds, guarantees and other evidences of indebtedness, including capital securities (in case of Credit Suisse only), that the relevant issuer issues and Credit Suisse Group fully and unconditionally guarantees (as described below under "—Credit Suisse Group Guarantees") and, in each case, the trustee authenticates and delivers under the applicable indenture.

        Credit Suisse Group may issue senior debt securities or subordinated debt securities, directly or through one of its branches or finance subsidiaries. Credit Suisse may issue senior debt securities, subordinated debt securities or capital securities, directly or through one of its branches. Any convertible debt securities issued by Credit Suisse will not be convertible into shares of Credit Suisse Group or Credit Suisse. Senior debt securities, subordinated debt securities and capital securities, other than any subordinated debt securities or subordinated guarantees issued in connection with capital securities of Credit Suisse Group, will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (in the case of Credit Suisse Group) or the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York, as trustee (in the case of Credit Suisse). The senior indentures and the subordinated indentures have been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The finance subsidiaries may issue either senior guaranteed debt securities or subordinated guaranteed debt securities. Senior guaranteed debt securities and subordinated guaranteed debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture among the relevant finance subsidiary, The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee, and Credit Suisse Group, as guarantor. The senior indenture and the subordinated indenture of each of the finance subsidiaries have been qualified under the Trust Indenture Act.

        In the following discussion, we sometimes refer to these indentures collectively as the "indentures."

        This prospectus briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities and guarantees. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group's and Credit Suisse's subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer or the guarantor (if any).

Issuances in Series

        The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer or the finance subsidiaries.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

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  whether the debt securities are issued by Credit Suisse Group or Credit Suisse, or by a finance subsidiary and guaranteed by Credit Suisse Group;

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  whether the debt securities are senior or subordinated and whether they are capital securities;

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  the total principal amount of the debt securities;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

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  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

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  the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to;

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  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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  if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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  if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

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  the interest payment dates;

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  whether any sinking fund is required;

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  optional or mandatory redemption terms;

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  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  the terms on which holders of the debt securities may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

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  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

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  any other terms consistent with the above.

        The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. In the event that the maturity date of any series of debt securities or any date fixed for redemption or repayment of any series of debt securities is not a business day, principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. The relevant issuer or the guarantor (if any) will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts." Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

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  if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

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  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

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  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  index maturity, if any;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

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  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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    multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

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  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

        If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

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  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

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  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

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  the CD rate;

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  the Commercial Paper rate;

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  the Federal Funds rate/Federal Funds open rate;

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  LIBOR;

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  the Prime rate;

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  the Treasury rate; or

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  any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

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  daily, each business day;

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  weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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  monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

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  quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

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  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

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  annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

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  with respect to LIBOR notes, "business day" will also require a London business day;

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  with respect to any series of debt securities denominated in euros, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

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  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

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  "London business day" means a day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

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  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

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  quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

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  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

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  annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment (except to the extent otherwise provided in the applicable prospectus supplement) except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

        Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the "calculation date," where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") under the heading "CDs (secondary market)," or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable prospectus supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http://www.federalreserve.gov/releases/H15/ update" ("H15 daily update") or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA." or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 — (D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any page which may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)." If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 5 (or any page which may replace such page). In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page or the FFPREBON Index page on Bloomberg, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

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  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

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  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan." If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent (after consultation with us) from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent (after consultation with us) to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction," of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent (after consultation with us) for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D × N × 100 360 — (D X M)

        where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable prospectus supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable prospectus supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable prospectus supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks."

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

        If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks."

Renewable Notes

        The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

        The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Taxation—United States Taxation."

Redemption at the Option of the Relevant Issuer

        Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes."

        Foreign currency denominated debt securities may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

Repayment at the Option of the Holders; Repurchase

        Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes." Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System."

        Foreign currency denominated debt securities may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

        The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will (or the guarantor would, if required to pay under the guarantee) become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer (or the guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series (or the guarantee thereof, as the case may be) then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer or the guarantor (as applicable) will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer (or the guarantor, as the case may be) has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable prospectus supplement, the relevant issuer (or the guarantor, as the case may be) will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading "Taxation—United States Taxation") as may be necessary so that every net payment on such series of debt securities (including amounts paid by the guarantor), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States, Switzerland, or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

  Switzerland

        If the relevant issuer is a company or finance subsidiary other than Credit Suisse Group or Credit Suisse or if the guarantor is Credit Suisse Group and the net proceeds from the issue of the debt securities are used outside Switzerland, all payments of principal and interest in respect of the debt securities (including amounts paid by the guarantor) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer (or the guarantor, as the case may be) shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer or the guarantor to any such holder for or on account of:

(i)
any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

(ii)
any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)
any such taxes, duties, assessments or other governmental charges where such withholding or deduction (i) is required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income (the "EU Savings Tax Directive") or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such EU Savings Tax Directive, or (ii) is required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement; or

(iv)
any combination of two or more items (i) through (iii) above.

        "Relevant Date" as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

  United States

        If the relevant issuer is a U.S. entity, it will not be required to make any such payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

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  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

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  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

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  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer's stock or that is a controlled foreign corporation related to the relevant issuer through stock ownership; or

  •
  as discussed in "Taxation—European Union Directive on Taxation of Certain Interest Payments," any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such directive;

        nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

  Guernsey

        If the relevant issuer is a Guernsey entity, no such additional amounts will be payable:

  •
  to the extent the withholding or deduction is imposed or levied because the holder of the debt security has some connection with the relevant jurisdiction other than merely being a holder of the debt security;

  •
  to the extent the withholding or deduction is imposed or levied because the holder (or beneficial owner) of the debt security has not made a declaration of non-residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim;

  •
  more than 30 days after the date on which the related payments on the debt security becomes due, except to the extent that the holder of the debt security would have been entitled to such additional amounts on the thirtieth such day;

  •
  to the extent of any such taxes, duties, assessments or other governmental charges where such withholding or deduction is required to be made pursuant to agreements between Guernsey and the EU Member States dated November 19, 2004 (the "Guernsey Savings Tax Agreement") providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such Guernsey Savings Tax Agreement; or

  •
  to a holder who would have been able to avoid such withholding or deduction by receiving such payment through another paying agent in a member state of the European Union.

Credit Suisse Group Guarantees

        Debt securities issued by a finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group or a branch of Credit Suisse Group. If, for any reason, the relevant finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to or to the order of the trustee. Such guarantees by Credit Suisse Group will be on a senior basis, to the extent they guarantee senior debt securities of the relevant finance subsidiary, and on a subordinated basis, to the extent they guarantee subordinated debt securities of the relevant finance subsidiary. The extent of subordination will be as set forth under "—Subordination" below or in the applicable prospectus supplement. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Credit Suisse Group without taking any action whatsoever against the relevant finance subsidiary.

Payment and Transfer

        The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under "—Book-Entry System" below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

        Unless other procedures are described in a prospectus supplement, and except as described under "—Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither the relevant issuer nor the trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if any) and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, the relevant issuer will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

  •
  As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

        Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

  •
  withdrawal of securities and cash from Euroclear; and

  •
  receipt of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

  •
  the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

  •
  the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of that series represented by global certificates; or

  •
  in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to those debt securities and has not been cured or waived.

        If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer's paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York, the trustee under the indentures. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant

European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Subordination

        The discussion of subordination in this section applies only to the subordinated debt securities of Credit Suisse Group and Credit Suisse and the subordinated debt securities of the finance companies and related subordinated guarantee of Credit Suisse Group. If Credit Suisse issues capital securities, the subordination provisions may vary from those described below as set forth in the applicable prospectus supplement.

        When the term "senior indebtedness" is used in the context of the subordinated debt securities or the subordinated guarantee (if any), it means, with respect to an issuer or the guarantor (if any):

  •
  any money such entity has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture;

  •
  any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on such entity's behalf; and

  •
  indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

        Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or the subordinated guarantee, as applicable, or any money owed to an entity's subsidiaries.

        The subordinated indentures provide that the relevant issuer or the guarantor (if any) cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities or the subordinated guarantee (if any);

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

  •
  such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If the relevant issuer or the guarantor (if any) is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities or subordinated guarantees (if any) receive any of such entity's assets. As a result, holders of subordinated debt securities or subordinated guarantees (if any) may receive a smaller proportion of such entity's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent the relevant issuer or the guarantor (if any) from making any payment when due on the subordinated debt securities or the subordinated guarantee (if any), the relevant issuer will be in default on its obligations under the subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities or subordinated guarantees (if any) can take action against the relevant issuer or the guarantor (if any), but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer, the guarantor (if any) or any holder of subordinated debt securities or subordinated guarantees (if any).

Consolidation, Merger or Sale

        The relevant issuer and the guarantor (if any) will agree in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person (other than in the case of the issuer into the guarantor and in the case of the guarantor into the issuer), unless:

  •
  it is the continuing person; or

  •
  the successor expressly assumes by supplemental indenture its obligations under such indenture.

        In either case, the relevant issuer or the guarantor, as applicable, will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer or the guarantor is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

        When Credit Suisse is the issuer of debt securities, Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

        In general, rights and obligations of the relevant issuer, the guarantor (if any) and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to the amendment provisions of the applicable indenture.

        However, other than in the circumstances mentioned above, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder, including if the guarantor assumes the obligations of the relevant issuer in connection with a guaranteed debt security.

        In particular, if the relevant issuer, the guarantor (if any) and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

        The relevant issuer or the guarantor (if any) may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

  •
  a default in payment of the principal or any premium on any debt security of that series when due;

  •
  a default in payment of interest when due on any debt security of that series for 30 days;

  •
  a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the relevant issuer or the guarantor (if any).

        Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        If the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer or guarantor (if any), it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the indentures. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer's option:

  •
  the relevant issuer and the guarantor (if any) will be discharged from their respective obligations with respect to the debt securities of such series; or

  •
  the relevant issuer and the guarantor (if any) will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant issuer must deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer and the guarantor (if any) are discharged from their respective obligations with respect to the debt securities.

Information Concerning the Trustee

        The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group) will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

        The debt securities, the related guarantees (if any) and the indentures will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to foreign currency denominated debt securities.

Payment Currency

        Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for foreign currency denominated debt securities in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency denominated debt security to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency denominated debt security. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency denominated debt security. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable prospectus supplement or unless the holder of a foreign currency denominated debt security elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a foreign currency denominated debt security will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable prospectus supplement, a holder of a foreign currency denominated debt security may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency denominated debt securities to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer's election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the trustee and by the trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the debt securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency denominated debt security is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS

        This prospectus and any applicable prospectus supplement do not describe all of the possible risks of an investment in debt securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in foreign currency denominated debt securities if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

        A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency denominated debt security or currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Payment Currency." You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

        Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indentures and the debt securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated debt security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

DESCRIPTION OF WARRANTS

General

        Credit Suisse Group and Credit Suisse, directly or through any branch, may issue warrants, including warrants or warrants in the form of subscription rights to purchase equity or debt securities, as well as other types of warrants. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

        We will describe the terms of any warrants or warrants in the form of subscription rights to purchase equity securities that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, may include shares or American depositary shares of Credit Suisse Group;

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  the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

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  if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

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  anti-dilution provisions, if any;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants to Purchase Debt Securities

        We will describe in a prospectus supplement the terms of any warrants or warrants in the form of subscription rights that we are authorized to issue for the purchase of our debt securities, the guaranteed debt securities of a finance subsidiary or the debt securities of third-party issuers. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

  •
  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe the terms of any such warrants that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

DESCRIPTION OF SHARES

        The following summary describes the material terms of Credit Suisse Group's shares. A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006, filed with the SEC on March 26, 2007, which you may obtain as described under "Where You Can Find More Information." We will only issue shares, which may be in the form of American depositary shares, under this prospectus and the applicable prospectus supplement in connection with the conversion or exchange of debt securities, guaranteed debt securities or capital securities of Credit Suisse Group convertible into or exchangeable for our shares or the exercise of warrants on our shares.

        As of December 31, 2006, we had fully paid and issued share capital of CHF 607,431,007, consisting of 1,214,862,013 registered shares (inclusive of 152,394,952 treasury shares) with a par value of CHF 0.50 each. As of the same date, we had additional authorized share capital in the amount of CHF 22,740,000, consisting of 45,480,000 registered shares with a par value of CHF 0.50 each. Our shareholders have authorized the Board of Directors to issue such shares to finance acquisitions.

        In addition, as of December 31, 2006, we had conditional share capital in the amount of CHF 76,899,938, consisting of 153,799,874 registered shares with a par value of CHF 0.50 each. Conditional share capital is reserved for issuance of fully paid shares to holders of convertible instruments such as options, convertible bonds or warrants in the event that such holders exercise their right to obtain shares. Our conditional share capital includes 103,799,874 shares reserved for share-based compensation plans. We are also able to satisfy our obligations under the share-based compensation plans through share repurchases. We have a further 50,000,000 conditional shares reserved for the exercise of warrants or convertible bonds outstanding or still to be issued by us.

        Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of the Articles of Association and new registration of the total share capital in the Commercial Register. Our Articles of Association were last revised on January 30, 2007. Credit Suisse Group's Articles of Association are included as an exhibit to its registration statement on Form 20-F for the year ended December 31, 2006, which is incorporated by reference into this prospectus and registration statement.

        The Board of Directors of Credit Suisse Group has proposed a par value reduction of CHF 0.46 per registered share for approval at the Annual General Meeting of Credit Suisse Group on May 4, 2007.

        Our registered shares are listed on the SWX Swiss Exchange (and traded since June 25, 2001 through virt-x) and, in the form of American depositary shares, on the New York Stock Exchange.

Shareholder Rights

        Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

        There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

        Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

        Our Articles of Association provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.

        The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the transferor, the bank or depositary institution. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders' meetings.

        A purchaser of shares will be recorded in the share register with voting rights upon disclosure of its name, citizenship and address, and upon confirmation that it acquired the shares in its own name for its own account. Any person not expressly stating in its application for registration that the relevant shares have been acquired for its own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account it is holding 0.5% or more of the outstanding share capital.

        Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

        Generally under Swiss law, any share issue, whether for cash or non-cash consideration or no consideration, is subject to the prior approval of the shareholders. Shareholders of a Swiss corporation have certain pre-emptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders' meeting with a supermajority may, however, limit or suspend pre-emptive rights in certain limited circumstances.

Liquidation

        Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders' resolution, which must be passed by (1) a supermajority of at least three-quarters of the votes cast at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP

        As more fully described below or set forth in the applicable prospectus supplement, Credit Suisse Group may sell capital securities of one or multiple series through trusts, companies or similar entities. If any such capital securities are issued, they will be fully and unconditionally guaranteed on a subordinated basis by Credit Suisse Group or any branch of Credit Suisse Group. If any such capital securities are issued, the relevant issuer may invest the net proceeds thereof in the securities of another issuer, in our subordinated debt securities or in other eligible investments. Any such capital securities may afford the holders thereof beneficial interests in the underlying assets of the relevant issuer or may entitle the holders only to the benefits of a subordinated guarantee of Credit Suisse Group, all as more fully described in the applicable prospectus supplement.

        Set forth below is a description of the trust preferred securities, company preferred securities and related instruments we may issue in connection with an issuance of capital securities. Issuances of capital securities in the future may or may not conform to the descriptions below, and such descriptions may be modified or superseded by the terms of any particular series of capital securities set forth in the relevant prospectus supplement.

Description of Trust Preferred Securities

        This prospectus describes the general terms and provisions of the trust preferred securities that the trusts may issue. When a trust offers to sell its trust preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

        Each trust may issue, from time to time, in one or more series, trust preferred securities under the relevant amended and restated trust agreement, or trust agreement. The trust agreements do not limit the aggregate amount of trust preferred securities that may be issued or the aggregate amount of any particular series. Each of the trust agreements will be qualified as an indenture under the Trust Indenture Act. The trusts may issue trust preferred securities and other securities at any time without your consent and without notifying you.

        Each of the trust agreements will authorize the trustee of the relevant trusts, on behalf of the relevant trust, to issue the trust preferred securities. These securities will be certificates of beneficial interests in the assets of the relevant trust, or a series of trust preferred securities issued thereunder, the terms of which are set forth in the relevant trust agreement. The form of a trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of any authorized series of trust preferred securities, including:

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  the specific designation of the trust preferred securities;

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  the number or liquidation amount of trust preferred securities;

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  the distribution rate or rates, or method of calculation, the date or dates on which the trust will pay distributions and the record date for any distributions;

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  the amount or amounts that the trust will pay out of its assets to the holders of the trust preferred securities upon the trust's liquidation;

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  the obligation or option, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation or option;

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  the voting rights, if any, of the trust preferred securities, including any vote required to amend the relevant trust agreement;

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  the criteria for determining whether and to what extent the trust will be required to pay distributions on the trust preferred securities or will be prohibited from paying distributions on the trust preferred securities;

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  terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the trust preferred securities;

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  the right, if any, of the trust to change the distribution preference of the trust preferred securities; and

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  any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the relevant trust agreement or applicable law.

        The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities may be used by the relevant trust to purchase corresponding company preferred securities, subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities or subordinated debt securities, if any, and the rights under the subordinated guarantee of Credit Suisse Group will be held by the trust for the benefit of the holders of the trust preferred securities.

        Each trust preferred security may represent a corresponding amount of the company preferred securities or subordinated debt securities and will entitle the holder thereof to rights under the subordinated guarantee. Except as provided in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The relevant trust may pass through the dividends it receives on the company preferred securities or the interest it receives on the subordinated debt securities as distributions on the trust preferred securities. It may also pass through any redemption payment it receives on the company preferred securities or subordinated debt securities to redeem a corresponding amount of the trust preferred securities as well as any liquidation payment it receives on the company preferred securities upon liquidation of the relevant company.

        Each of the trusts (and any series of trust preferred securities issued thereunder) is a legally separate entity and the assets of one trust or series will not be available to satisfy the obligations of any of the other trusts or series.

        Holders of the trust preferred securities will have the benefit of Credit Suisse Group's subordinated guarantee of the dividend, redemption and liquidation payment obligations under the company preferred securities as set forth in the applicable prospectus supplement and in this prospectus under "—Description of Subordinated Guarantees in Connection with Capital Securities."

        Any capital raised by the offering of trust preferred securities is intended to qualify as Tier 1 capital for Credit Suisse Group, calculated on a consolidated basis, in accordance with Swiss banking law and under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

  Information Concerning the Trustee

        The Bank of New York (Delaware) (as successor to Chase Bank USA, National Association) will be the trustee of each of the trusts. The trustee is required to perform only those duties that are specifically set forth in the relevant trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs.

        Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the relevant trust agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York, an affiliate of The Bank of New York (Delaware), has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

  Governing Law

        The trust preferred securities and the trust agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Description of Company Preferred Securities

        This prospectus describes the general terms and provisions of the company preferred securities that the companies may issue. When a company issues company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.

        Each company may issue, from time to time, in one or more series, company preferred securities under an amended and restated LLC agreement, or the LLC agreement, in the case of the Delaware companies, or under a Memorandum and Articles of Association, in the case of the Guernsey companies. The companies may issue company preferred securities and other securities at any time without your consent and without notifying you.

        The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will authorize a company to issue company preferred securities, which will be held initially by a trust or sold directly to investors, and to issue company common securities to Credit Suisse Group or one of its branches or subsidiaries. A form of each of the LLC agreement and Memorandum and Articles of Association will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the LLC agreement or Memorandum and Articles of Association, as applicable, for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of any authorized series of company preferred securities, including:

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  the specific designation of the company preferred securities;

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  the number or liquidation preference of company preferred securities;

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  the dividend rate or rates, or method of its calculation, the date or dates on which the company will pay dividends and the record date for any dividends;

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  the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company's liquidation;

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  the obligation or option, if any, of the company to purchase or redeem the company preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation or option;

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  the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the relevant LLC agreement or Memorandum and Articles of Association, as applicable;

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  the criteria for determining whether and to what extent the company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities;

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  terms for any optional or mandatory conversion or exchange of company preferred securities into other securities, including shares of Credit Suisse Group, or withdrawal of any securities represented by the company preferred securities;

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  whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes;

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  the right, if any, of the company to change the dividend preference of the company preferred securities; and

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  any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the relevant LLC agreement, Memorandum and Articles of Association or applicable law.

        The prospectus supplement relating to the particular company preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        In the event of an offering of company preferred securities, the proceeds from the sale of the company preferred securities to the trust or directly to investors and the company common securities to Credit Suisse Group or one of its branches or subsidiaries may be used by the relevant company to purchase subordinated debt securities of Credit Suisse Group or one of its branches or subsidiaries or other eligible investments. The company preferred securities may or may not give investors in such securities any beneficial interest in the underlying assets of the relevant company but will afford them rights under the subordinated guarantee of Credit Suisse Group as described below.

        Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative. As will be more fully described in the applicable prospectus supplement, each of the companies' obligations to pay dividends will be subject to provisions that generally require the relevant company to pay full or proportional dividends on the company preferred securities when Credit Suisse Group pays dividends on its shares or on other securities of Credit Suisse Group that rank equally with or junior to the subordinated guarantee of the company preferred securities. The company preferred securities will provide the trust as the initial holder thereof (and accordingly the holders of the trust preferred securities) or any other holder of company preferred securities with rights to dividends and redemption and liquidation payments that are similar to those of the most senior ranking non-cumulative non-voting perpetual preferred equity securities that could be issued directly by Credit Suisse Group that have financial terms substantially similar to those of the company preferred securities.

        Credit Suisse Group will guarantee the obligations under the company preferred securities that the relevant company offers as set forth in the applicable prospectus supplement and in this prospectus under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group." The terms of the company common securities issued to Credit Suisse Group will be set forth in the relevant LLC agreement or Memorandum and Articles of Association, as applicable, and described in the applicable prospectus supplement.

Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group

        Set forth below is a summary of information concerning the guarantees that Credit Suisse Group will execute and deliver concurrently with any issuance of capital securities of Credit Suisse Group. Each of the guarantees will be qualified as an indenture under the Trust Indenture Act. The guarantees are for the benefit of the holders from time to time of the capital securities of any series issued by the relevant trust or the relevant company. The terms of the subordinated guarantees will include both those stated in the subordinated guarantee agreements and those made part of the subordinated guarantee agreements by the Trust Indenture Act. Forms of the subordinated guarantee agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The subordinated guarantee agreements may be amended or supplemented in connection with the issuance of any series of capital securities, and such amendment or supplement will be filed on a Form 6-K and incorporated by reference in the registration statement of which this prospectus forms a part. You should read the relevant subordinated guarantee agreement and any such amendment or supplement for provisions that may be important to you.

  Guaranteed Obligations

        Under the subordinated guarantees, Credit Suisse Group will fully and unconditionally guarantee, on a subordinated basis, the payment by the relevant trust or the relevant company, as applicable, of the following, without duplication, with respect to capital securities of any series:

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  any distributions due and payable on the trust preferred securities, or dividends due and payable on the company preferred securities;

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  the redemption price payable with respect to any capital securities called for redemption by the relevant issuer;

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  the liquidating distribution on each capital security payable upon liquidation of the relevant issuer; and

  •
  any additional amounts payable by the relevant issuer,

in each case, to the extent provided in the applicable prospectus supplement.

        Subject to the subordination provisions described below, Credit Suisse Group will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Credit Suisse Group may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Credit Suisse Group's obligations under the relevant subordinated guarantee will be several and independent of the obligations of the relevant issuer with respect to the capital securities.

  Subordination

        The subordinated guarantees will be general and unsecured obligations of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

  •
  subordinate and junior to all liabilities (including those in respect of bonds, notes, debentures and guarantees of Credit Suisse Group, including the other senior and subordinated debt securities and guarantees in respect thereof of Credit Suisse Group issued under this prospectus) that do not expressly rank equally with the obligations of Credit Suisse Group under the subordinated guarantees; and

  •
  senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

        The foregoing liabilities that rank senior to the subordinated guarantees are collectively called "senior liabilities."

        The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Credit Suisse Group may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantees.

  Additional Amounts

        If Credit Suisse Group is required to withhold or deduct any portion of a payment under the relevant subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of capital securities to be the same as the holders would have received in the absence of the withholding or deduction.

  Other Provisions

        The guarantee trustee, on behalf of the holders of capital securities, will have the right to enforce the relevant subordinated guarantee directly against Credit Suisse Group if Credit Suisse Group defaults under such subordinated guarantee. Each of the subordinated guarantee agreements will provide that, to the fullest extent permitted by law, without the need for any action on the part of the guarantee trustee or any other holder of capital securities, each holder of capital securities will be entitled to enforce its rights directly under the relevant subordinated guarantee with respect to Credit Suisse Group's payment obligations thereunder.

  Covenants

        Credit Suisse Group may be subject to additional covenants, including restrictive covenants. Such additional covenants in respect of the subordinated guarantees will be set forth in the applicable prospectus supplement.

  No Assignment

        Credit Suisse Group may not assign its obligations under the subordinated guarantees, except (i) in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Credit Suisse Group is not the surviving entity or (ii) to one of its branches.

  Termination

        The subordinated guarantees will terminate on the earlier of:

  •
  the payment of the redemption price for all capital securities or purchase and cancellation of all capital securities of the relevant series; and

  •
  the full payment of the liquidating distribution on all capital securities of the relevant series.

        However, the subordinated guarantees will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the capital securities or the subordinated guarantees.

  Amendments

        Any changes to the subordinated guarantees that affect the amount and timing of the payments under the subordinated guarantees or reduce the amount of capital securities whose holders must consent to an amendment must be approved by each holder of capital securities of each affected series. Any other provision of the subordinated guarantees, including ranking, may be modified only with the prior approval of the holders of not less than a majority (based on the aggregate liquidation preference) of the outstanding capital securities of each affected series (voting as a class).

        Notwithstanding the foregoing, without the consent of any holder of capital securities of any series, Credit Suisse Group may amend or supplement the subordinated guarantee agreements:

  •
  to evidence the succession of another entity to Credit Suisse Group and the assumption by any such successor of any covenants of Credit Suisse Group in the subordinated guarantee agreements;

  •
  to add to the covenants, restrictions or obligations of Credit Suisse Group for the benefit of the holders of capital securities of such series, or to surrender any right or power conferred upon Credit Suisse Group under the subordinated guarantee agreements;

  •
  to correct or supplement any provision in the subordinated guarantee agreements that may be defective or inconsistent with any other provision therein;

  •
  to modify, eliminate and add to any provision in the subordinated guarantee agreements to such extent as may be necessary or desirable, so long as any such action shall not materially adversely affect the interests of the holders of capital securities of such series;

  •
  to modify or supplement the subordinated guarantee agreement to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not cause any other provision of the relevant trust agreement, LLC agreement or Memorandum and Articles of Association, as applicable, to become invalid and does not materially adversely affect the interests of the holders of the capital securities of such series in any other manner;

  •
  to cure any ambiguity or correct any mistake; or

  •
  in connection with the creation of any series of capital securities and the establishment of the particular terms thereof.

  Information Concerning the Guarantee Trustee

        The Bank of New York, as successor to JPMorgan Chase Bank, N.A., will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the relevant subordinated guarantee, except when a default has occurred and is continuing with respect to the relevant subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the relevant subordinated guarantee at the request of any holder of capital securities unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee or fiscal agent under certain of our and our subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

  Governing Law

        The subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

Description of Subordinated Debt Securities in Connection with Certain Capital Securities of Credit Suisse Group

        In connection with an offering of capital securities of Credit Suisse Group, Credit Suisse Group or one of its branches or subsidiaries may issue subordinated debt securities to the relevant company or the relevant trust. In such case, Credit Suisse Group or such branch or subsidiary will issue the subordinated debt securities to the relevant company or the relevant trust at the same time that the capital securities are issued. This prospectus briefly outlines certain general terms and provisions of the subordinated debt securities we may issue. You should read the applicable prospectus supplement for additional terms relating to the subordinated debt securities. The specific terms of a subordinated debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. Holders of capital securities may or may not have any beneficial interests in debt securities issued in connection with their capital securities but will have rights under the relevant subordinated guarantee of Credit Suisse Group as described under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group." The following description assumes that debt securities will be issued in connection with an issuance of capital securities and that holders will have beneficial interests or other rights with respect to such debt securities. If they do not, some or all of the terms described below may be included in the relevant subordinated guarantee of Credit Suisse Group.

        Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be perpetual obligations of Credit Suisse Group or one of its branches or subsidiaries and will have the aggregate principal amount set forth in the applicable prospectus supplement. Interest on the subordinated debt securities will be payable on the interest payment dates and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.

        Interest due on an interest payment date may be deferrable at the option of Credit Suisse Group or such branch or subsidiary as specified in the applicable prospectus supplement.

  Redemption

        The subordinated debt securities may be redeemable with the consent of the Swiss Federal Banking Commission and at the option of Credit Suisse Group or its branch or subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events specified in the applicable prospectus supplement.

  Additional Amounts

        The applicable prospectus supplement will specify any additional amounts payable if Credit Suisse Group or its branch or subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated debt securities.

  Subordination

        If issued by Credit Suisse Group or one of its branches, the subordinated debt securities will be a general and unsecured obligation of Credit Suisse Group and, in liquidation of Credit Suisse Group, will rank, both as to payment and in liquidation:

  •
  subordinate and junior to Credit Suisse Group's senior liabilities, as defined under "—Description of Subordinated Guarantees in Connection with Capital Securities of Credit Suisse Group—Subordination" and other subordinated debt securities issued under this prospectus, and

  •
  senior to the shares of Credit Suisse Group and any other securities of Credit Suisse Group expressed to rank junior to the most senior preference shares of Credit Suisse Group (if any) from time to time outstanding.

        The debt securities of any subsidiary of Credit Suisse Group designated as subordinated will be subordinated obligations of such subsidiary and may be guaranteed on a subordinated basis by Credit Suisse Group.

        Payments under the subordinated debt securities will be conditional upon Credit Suisse Group's or Credit Suisse's not being in default in the payment of Credit Suisse Group's or Credit Suisse's senior liabilities. The applicable prospectus supplement will set forth any other conditions, including the solvency of Credit Suisse Group or Credit Suisse, to which some or all of the payments under the subordinated debt securities may also be subject.

  Enforcement of the Subordinated Debt Securities

        Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the relevant trust or company may be given or taken by the trustee or at the discretion of the management of the company, as applicable, as described in the applicable prospectus supplement.

  Transfer of the Subordinated Debt Securities

        The subordinated debt securities will be represented by a single definitive note registered in the name of the relevant company or trust. The relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the relevant issuer may sell the subordinated debt securities only upon the approval of the management of the company as described in the applicable prospectus supplement and/or by the affirmative vote of the holders of a majority (based on the aggregate liquidation preference) of the relevant capital securities and other securities ranking equally with the capital securities (if any), voting together as a single class.

        Except as set forth in the applicable prospectus supplement, the subordinated debt securities will provide that they may be sold in whole and not in part and may not be divided into denominations of less than $2,000.

  Events of Default

        Except as set forth in the applicable prospectus supplement, the subordinated debt securities will not provide for acceleration if Credit Suisse Group or its branch or subsidiary fails to make a payment when due. If Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of interest on the subordinated debt securities, the relevant issuer will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated debt securities that was deferred to the extent permitted as specified in the applicable prospectus supplement. A "default" under the subordinated debt securities will occur if Credit Suisse Group or its branch or subsidiary fails to make a payment when due of an installment of principal or interest.

  Modification and Amendment of the Subordinated Debt Securities

        The subordinated debt securities may be modified or amended only by the written agreement of Credit Suisse Group or its branch or subsidiary, on the one hand, and the relevant trust or company, on the other. However, the relevant LLC agreement or Memorandum and Articles of Association, as applicable, will provide that the company may not agree to any such modification or amendment for so long as any capital securities of the relevant series or other securities ranking equally with such capital securities (if any) are outstanding unless holders of a majority (based on the aggregate liquidation preference) of such capital securities and other securities ranking equally with such capital securities (if any), voting as a class, consent to such modification or amendment, except if the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of the relevant company, or as otherwise set forth in the applicable prospectus supplement.

  Governing Law

        The subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

        The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under "—Description of Indentures," below:

$1,383,000 5.625% Notes due February 15, 2016

$150,000,000 6.90% Medium Term Notes due October 1, 2007

$100,000,000 Floating Rate Notes due October 29, 2007

$150,000,000 6 1/2% Senior Notes Due April 1, 2008

$500,000,000 6 1/2% Senior Notes Due June 1, 2008

$10,000,000 7.4200% Medium Term Notes due September 15, 2008

$3,000,000,000 6 1/88% Notes due November 15, 2011

$2,000,000,000 6 1/2% Notes due January 15, 2012

$1,750,000,000 5 3/4% Notes due April 15, 2007

$750,000,000 6 1/2% Notes due January 15, 2012

$1,000,000,000 7 1/88% Notes due July 15, 2032

$1,400,000,000 4 5/8% Notes due January 15, 2008

$30,000,000 Floating Rate Notes due January 14, 2008

$20,000,000 Floating Rate Notes due January 17, 2008

$1,000,000,000 5 1/2% Notes due August 15, 2013

$300,000,000 6 1/8% Notes due November 15, 2011

$15,500,000 Five-Year Contingent Protection Securities due September 30, 2008 Linked to the S&P 500® Index

$1,000,000,000 3 7/8% Notes due January 15, 2009

$10,000,000 Five-Year Contingent Protection Securities due November 26, 2008 Linked to the S&P 500® Index

$1,000,000,000 5 1/8% Notes due January 15, 2014

$640,000,000 Floating Rate Notes due April 5, 2007

$1,350,000,000 4.70% Notes due June 1, 2009

$1,000,000,000 4 1/8% Notes due January 15, 2010

$500,000,000 Floating Rate Notes due January 15, 2010

$2,000,000,000 4 7/8% Notes due January 15, 2015

$900,000,000 Floating Rate Notes Due June 2, 2008

$115,000,000 Floating Rate Notes Due June 2, 2008

$200,000,000 Floating Rate Notes Due June 2, 2008

$800,000,000 Floating Rate Notes due June 3, 2008

$250,000,000 Floating Rate Notes Due June 2, 2008

$2,805,000 ProNotes due March 31, 2009 Linked to the Value of a Global Basket of Indices

$7,969,000 ProNotes due January 30, 2009 Linked to the Value of a Global Basket of Indices

$7,242,000 Buffered Accelerated Return Equity Securities (BARES) due January 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$1,250,000,000 Floating Rate Notes due August 15, 2010

$1,000,000,000 4 7/8% Notes due August 15, 2010

$1,750,000,000 5 1/8% Notes due August 15, 2015

$1,850,000 Buffered Accelerated Return Equity Securities (BARES) due September 30, 2008 Linked to the Value of the GSCI Excess Return Index (GSCI®-ER)

$2,250,000 ProNotes due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$5,100,000 Buffered Accelerated Return Equity Securities (BARES) due June 30, 2009 Linked to the Value of a Global Basket of Equity Indices

$3,000,000 Buffered Accelerated Return Equity Securities (BARES) due October 30, 2009 Linked to the Value of the PHLX Housing SectorSM Index

$2,000,000 ProNotes due October 30, 2009 Linked to the Value of the Nikkei 225 Index (NKY)

$153,252,000 5.50% Shared Appreciation Income Linked Securities (SAILS) due November 15, 2008 Mandatorily Exchangeable for Shares of Common Stock of Equinix, Inc.

$1,500,000,000 Floating Rate Notes due December 9, 2008

$550,000,000 Floating Rate Notes due December 9, 2008

$19,245,000 ProNotes due December 22, 2008 Linked to the Value of a Basket of Commodities

$3,100,000 ProNotes due August 17, 2009 Linked to the Value of a Basket of Commodities and Exchange Rates

$14,258,000 ProNotes due August 31, 2010 Linked to the Value of a Global Basket of Equity Indices

$750,000,000 5 1/4% Notes due March 2, 2011

$1,250,000,000 Floating Rate Notes due March 2, 2011

$1,000,000,000 5 3/8% Notes due March 2, 2016

$11,113,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2009

$3,090,000 9.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Archer Daniels Midland Company

$335,000 13.10% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Western Digital Corp.

$1,223,000 9.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Diamond Offshore Drilling, Inc.

$855,000 11% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Sherwin-Williams Co.

$4,197,000 12.75% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Briggs & Stratton Corp.

$582,000 13.0% Reverse Convertible Securities due March 30, 2007 Linked to the Common Stock of Arch Coal, Inc.

$1,000,000,000 Floating Rate Notes due April 12, 2013

$2,600,000 8.5% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due April 27, 2007

$390,000 9.25% Reverse Convertible Securities Linked to the Common Stock of Countrywide Financial Corp. due April 27, 2007

$258,000 8.25% Reverse Convertible Securities Linked to the Common Stock of Monsanto Co. due April 27, 2007

$255,000 9.50% Reverse Convertible Securities Linked to the Common Stock of OfficeMax, Inc. due April 27, 2007

$272,000 11.30% Reverse Convertible Securities Linked to the Common Stock of F5 Networks, Inc. due April 27, 2007

$230,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Expedia, Inc. due April 27, 2007

$1,950,000 ProNotes Linked to the Value of a Global Basket of Indices due October 30, 2009

$2,772,000 ProNotes Linked to the Value of a Global Basket of Equity Indices due July 28, 2010

$313,000 ProNotes Linked to the Value of the S&P 500 Index due April 29, 2013

$80,596,413.46 8.82% Senior Notes due May 15, 2016

$2,600,000 12.0% Reverse Convertible Securities Linked to the Common Stock of eBay Inc. due May 22, 2007

$225,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Allegheny Technologies, Inc. due May 25, 2007

$1,427,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Openwave Systems, Inc. due May 25, 2007

$542,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Martin Marietta Materials, Inc. due May 25, 2007

$595,000 11.25% Reverse Convertible Securities Linked to the Common Stock of BHP Billiton Ltd due May 25, 2007

$190,000 11.75% Reverse Convertible Securities Linked to the Common Stock of Foundation Coal Holdings, Inc. due May 25, 2007

$167,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Gymboree Corp. due May 25, 2007

$15,567,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due May 26, 2009

$1,794,000 ProNotes Linked to the Value of a Global Basket of Indices due August 31, 2010

$1,050,000,000 Floating Rate Notes Due June 5, 2009

$700,000,000 Floating Rate Notes Due June 5, 2009

$1,000,000,000 Floating Rate Notes Due June 5, 2009

$750,000,000 Floating Rate Notes due June 3, 2008

$252,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Lazard Ltd, due June 29, 2007

$1,049,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Sears Holding Corp. due June 29, 2007

$957,000 12.50% Reverse Convertible Securities Linked to the Common Stock of Suncor Energy, Inc. due June 29, 2007

$3,000,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Corning, Inc. due June 29, 2007

$788,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due June 29, 2007

$321,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Circuit City Stores, Inc. due June 29, 2007

$3,258,000 Currency—Linked Securities Linked to the Value of a Global Currency Basket due July 20, 2007

$22,341,000 ProNotes Linked to the Value of a Basket of Commodities due July 28, 2010

$219,000 11.50% Reverse Convertible Securities Linked to the Common Stock of Tellabs, Inc. due July 31, 2007

$1,324,000 15.75% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due July 31, 2007

$2,776,000 17.75% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due July 31, 2007

$1,784,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Apache Corp. due July 31, 2007

$1,344,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments, Inc. due July 31, 2007

$127,000 12.25% Reverse Convertible Securities Linked to the Common Stock of Swift Transportation Co, Inc. due July 31, 2007

$150,000 9.50% Reverse Convertible Securities Linked to the Common Stock of Texas Industries, Inc. due July 31, 2007

$1,000,000 ProNotes Linked to the Value of the S&P 500 Index due January 29, 2010

$1,000,000 9.70% Reverse Convertible Securities Linked to the Common Stock of Norfolk Southern Corp. due August 9, 2007

$1,250,000,000 Floating Rate Notes Due August 16, 2011

$750,000,000 5.5% Notes Due August 16, 2011

$500,000,000 5.85% Notes Due August 16, 2016

$1,000,000 15.51% Reverse Convertible Securities Linked to the Common Stock of Headwaters Incorporated due August 21, 2007

$1,538,000 8.75% Reverse Convertible Securities Linked to the Common Stock of FedEx Corp. due August 31, 2007

$2,433,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Lowe's Companies, Inc. due August 31, 2007

$413,000 9.75% Reverse Convertible Securities Linked to the Common Stock of J.C. Penney Co., Inc. due August 31, 2007

$326,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Humana Inc. due August 31, 2007

$1,934,000 10.50% Reverse Convertible Securities Linked to the Common Stock of Occidential Petroleum Corp. due August 31, 2007

$647,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due August 31, 2007

$589,000 10.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Tenaris S.A. due August 31, 2007

$1,500,000 19.0% Reverse Convertible Securities Linked to the Common Stock of PetMed Express, Inc. due September 11, 2007

$1,500,000 12.25% 1 Year Non-Call Floating/Fixed Rate Securities due September 28, 2021

$1,491,000 13.50% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoran Copper & Gold, Inc. due March 30, 2007

$1,724,000 16.25% Reverse Convertible Securities Linked to the Common Stock of Oregon Steel Mills, Inc. due March 30, 2007

$1,765,000 16.0% Reverse Convertible Securities Linked to the Common Stock of XM Satellite Radio Holdings, Inc. due March 30, 2007

$382,000 8.50% Reverse Convertible Securities Linked to the Common Stock of Boston Scientific Corp. due September 28, 2007

$914,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Las Vegas Sands Corp. due September 28, 2007

$981,000 12.0% Reverse Convertible Securities Linked to the Common Stock of International Rectifier Corp. due September 28, 2007

$339,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Tempur-Pedic International, Inc. due September 28, 2007

$1,637,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Southwestern Energy Company due September 28, 2007

$12,295,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due September 30, 2009

$6,398,000 ProNotes Linked to the Value of a Global Basket of Indices due June 30, 2010

$3,250,000 ProNotes Linked to the Value of a Basket of Commodities due September 30, 2010

$967,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due October 26, 2007

$9,202,000 ProNotes Linked to the Value of a Basket of Equity Indices and Exchange Rates due April 30, 2010

$870,000 16.15% Reverse Convertible Securities Linked to the Common Stock of eBay, Inc. due April 30, 2007

$8,107,000 18.75% Reverse Convertible Securities Linked to the Common Stock of Hansen Natural Corp. due April 30, 2007

$870,000 18.25% Reverse Convertible Securities Linked to the Common Stock of Nasdaq Stock Market, Inc. due April 30, 2007

$8,746,000 19.5% Reverse Convertible Securities Linked to the Common Stock of Nutri/System, Inc. due April 30, 2007

$1,000,000 14.25% Reverse Convertible Securities Linked to the Value of a Basket of Equities due October 31, 2007

$700,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Valero Energy Corporation due October 31, 2007

$1,116,000 14.50% Reverse Convertible Securities Linked to the Common Stock of Eagle Materials, Inc. due October 31, 2007

$3,070,000 12.25% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Gold Fields Ltd. due October 31, 2007

$277,000 11.15% Reverse Convertible Securities Linked to the Common Stock of Bill Barrett Corp. due October 31, 2007

$4,160,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$989,000 Buffered Accelerated Return Equity Securities (BARES) Linked to the Value of a Global Basket of Equity Indices due October 29, 2010

$1,255,000 ProNotes Linked to the Value of a Global Basket of Indices due October 29, 2010

$1,000,000 10.0% Reverse Convertible Securities Linked to the Value of a Basket of Equities due November 6, 2007

$1,900,000,000 Floating Rate Notes Due November 20, 2009

$700,000,000 Floating Rate Notes Due November 20, 2009

$400,000,000 Floating Rate Notes Due November 20, 2009

$850,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2010

$1,877,000 11.85% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due May 31, 2007

$2,430,000 15.25% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due May 31, 2007

$1,259,000 17.0% Reverse Convertible Securities Linked to the Common Stock of Silver Wheaton Corp. due May 31, 2007

$1,349,000 14.0% Reverse Convertible Securities Linked to the Common Stock of Intuitive Surgical, Inc. due May 31, 2007

$1,242,000 17.15% Reverse Convertible Securities Linked to the Common Stock of Red Hat, Inc. due May 31, 2007

$774,000 8.5% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Cemex, S.A.B. de C.V. due November 30, 2007

$1,002,000 10.0% Reverse Convertible Securities Linked to the Common Stock of D.R. Horton, Inc. due November 30, 2007

$350,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Foster Wheeler Ltd. due November 30, 2007

$443,000 13.0% Reverse Convertible Securities Linked to the Common Stock of US Airways Group, Inc. due November 30, 2007

$1,000,000 20.0% Reverse Convertible Securities Linked to the Common Stock of Encore Wire Corp. due June 12, 2007

$1,371,000 15.0% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due June 12, 2007

$7,704,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due June 30, 2008

$777,000 ProNotes Linked to the Value of a Global Basket of Indices due January 14, 2011

$985,000 14.0% Reverse Convertible Securities Linked to the Common Stock of JDS Uniphase Corp. due June 29, 2007

$3,762,000 12.0% Reverse Convertible Securities Linked to the Common Stock of Mastercard Inc. due June 29, 2007

$2,337,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Palm, Inc. due June 29, 2007

$3,453,000 17.5% Reverse Convertible Securities Linked to the Common Stock of SanDisk Corp. due June 29, 2007

$2,255,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Southern Copper Corp. due December 28, 2007

$2,109,000 13.25% Reverse Convertible Securities Linked to the Common Stock of Arch Coal, Inc. due December 28, 2007

$562,000 13.0% Reverse Convertible Securities Linked to the Common Stock of Gymboree, Corp. due December 28, 2007

$600,000 9.0% Reverse Convertible Securities Linked to the Common Stock of Electronic Arts, Inc. due December 28, 2007

$1,465,000 8.70% Reverse Convertible Securities Linked to the Common Stock of Texas Instruments Inc. due January 10, 2008

$2,400,000 16.75% Reverse Convertible Securities due July 25, 2007 Linked to the Common Stock of AMR Corp.

$3,597,000 16.8% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due July 25, 2007

$2,000,000 15.125% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due January 24, 2008

$2,144,000 13.65% Reverse Convertible Securities Linked to the Common Stock of Advanced Micro Devices, Inc. due January 25, 2008

$1,639,000 10.5% Reverse Convertible Securities Linked to the Common Stock of Corning Inc. due January 25, 2008

$1,765,000 10.25% Reverse Convertible Securities Linked to the Common Stock of Nabors Industries Ltd. due January 25, 2008

$2,670,000 12.65% Reverse Convertible Securities Linked to the Common Stock of Amdocs Limited due January 25, 2008

$1,494,000 18.0% Reverse Convertible Securities Linked to the Common Stock of Netflix, Inc. due July 31, 2007

$623,000 19.0% Reverse Convertible Securities Linked to the Common Stock of Isis Pharmaceuticals, Inc. due July 31, 2007

$658,000 11.3% Reverse Convertible Securities Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc. due January 30, 2008

$1,275,000 Accelerated Return Equity Securities (ARES) Linked to the Performance of the S&P 500 Index (SPX) due February 28, 2008

$9,141,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due July 29, 2008

$2,398,000 Currency-Linked Securities Linked to the Value of the U.S. Dollar/Chinese Yuan Exchange Rate due January 30, 2029

$2,699,000 ProNotes Linked to the Value of a Global Basket of Indices due January 31, 2011

$1,000,000 17.25% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 2, 2007

$1,000,000 22.5% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 2, 2007

$1,000,000 22.6% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due May 7, 2007

$2,000,000 14.7% Reverse Convertible Securities Linked to the Common Stock of Level 3 Communications, Inc. due February 4, 2008

$1,500,000 18.85% Reverse Convertible Securities Linked to the Common Stock of Nutrisystem, Inc. due May 7, 2007

$2,100,000 14.5% Reverse Convertible Securities Linked to the Common Stock of Under Armour, Inc. due August 27, 2007

$2,500,000 Currency-Linked Securities Linked to the Value of a Global Currency Basket due August 29, 2008

$3,175,000 12.75% Reverse Convertible Securities Linked to the Common Stock of Smith & Wesson Holding Corp. due August 31, 2007

$1,455,000 10.75% Reverse Convertible Securities Linked to the Common Stock of Goldcorp Inc. due February 27, 2008

$698,000 10.0% Reverse Convertible Securities Linked to the Common Stock of Sotheby's due February 27, 2008.

$636,000 13.5% Reverse Convertible Securities Linked to the Common Stock of Akamai Technologies, Inc. due February 27, 2008

$1,861,000 11.0% Reverse Convertible Securities Linked to the Common Stock of Yahoo! Inc. due August 31, 2007

$665,000 9.15% Reverse Convertible Securities Linked to the Common Stock of Sun Microsystems, Inc. due February 27, 2008

$4,300,000 ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2011

$1,500,000 10.71% Reverse Convertible Securities Linked to the Common Stock of Popular, Inc. due June 15, 2007

$2,495,000 15.50% Reverse Convertible Securities Linked to the Common Stock of Blockbuster Inc. due September 21, 2007

$1,322,000 11.50% Reverse Convertible Securities Linked to American Depositary Receipts representing Common Stock of Harmony Gold Mining Company Limited due March 20, 2008

$1,559,000 13.25% Reverse Convertible Securities Linked to the Common Stock of IntercontinentalExchange, Inc. due March 20, 2008

$2,613,000 11.50% Reverse Convertible Securities Linked to the Common Stock of NYSE Group, Inc. due March 20, 2008

$46,514,000 Buffered Accelerated Return Equity Securities (BARES) due March 31, 2011 Linked to the Value of a Global Basket of Equity Indices

        The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

Description of Indentures

        Each of the Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in "—Description of Debt Securities" above was issued under one of the following indentures:

  •
  Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

  •
  Senior Indenture, dated as of June 8, 1998, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee;

  •
  Indenture, dated as of September 3, 1997, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as successor to The Chase Manhattan Bank, as Trustee; and

  •
  Indenture, dated as of October 25, 1995, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York, as Trustee.

        Each of the indentures above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of these indentures is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES
OF CREDIT SUISSE (USA)

        Credit Suisse (USA)'s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

        The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

        The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

        When the term "senior indebtedness" is used in the context of these guarantees, it means:

  •
  any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

  •
  any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on Credit Suisse Group's behalf;

  •
  indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

  •
  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

        Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group's subsidiaries.

        The indentures, as supplemented, provide that Credit Suisse Group cannot:

  •
  make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

  •
  redeem any Guaranteed Senior Debt Securities;

  •
  acquire any Guaranteed Senior Debt Securities; or

  •
  defease any Guaranteed Senior Debt Securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

  •
  Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group's assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA

        ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include "plan assets" by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not "operating companies" in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." A "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

  •
  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

  •
  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

  •
  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

  •
  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b) of ERISA.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION

United States Taxation

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. For a discussion of certain U.S. federal income tax considerations of holding convertible or exchangeable debt, warrants or capital securities we refer you to the applicable prospectus supplement.

        This summary deals only with U.S. holders (as defined below) that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, persons that will hold debt securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

  U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

  Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency denominated debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above Under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency denominated debt security is disposed of or retired. If you dispose of a foreign currency denominated debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency denominated debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency denominated debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

  Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount". The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal

Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

  Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

  Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

        (a)   Payments of interest on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock (or the stock of the guarantor) entitled to vote and are not a controlled foreign corporation related to us (or the guarantor) through stock ownership; and

2.
you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

        (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

  Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker:

1.
derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

2.
is not a controlled foreign corporation for U.S. federal income tax purposes; and

3.
is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a debt security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Swiss Taxation

        The following is a summary of the principal tax consequences for holding debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) under the laws of Switzerland for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

  Withholding Tax

        According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, provided, however, that the net proceeds from the issue of the debt securities are used outside of Switzerland.

  Issue and Transfer Stamp Tax

        Purchasers of debt securities will not be subject to any Issue Stamp Tax liability in Switzerland in connection with the issue of the debt securities if the net proceeds of the issue are used outside of Switzerland.

        A transfer or sale of debt securities is subject to the Swiss Transfer Stamp Tax, currently at the rate of 0.3 per cent of the consideration paid, if such transfer or sale is made by or through a bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) resident in Switzerland or Liechtenstein, unless an exemption from the Transfer Stamp Tax applies.

  Other Taxes

        Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

European Union Directive on Taxation of Certain Interest Payments

        Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries, including Switzerland, and territories have agreed to adopt similar measures (some of which involve a withholding system, such as in Switzerland). As indicated above under "Description of Debt Securities—Payment of Additional Amounts", no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive or similar measures of non-EU countries and territories.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Our agents may solicit offers to purchase our securities.

  •
  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

  •
  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  •
  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of our securities.

  •
  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

  •
  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use a dealer to sell our securities.

  •
  If we use a dealer, we, as principal, will sell our securities to the dealer.

  •
  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  •
  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Credit Suisse Securities (USA) LLC, or Credit Suisse Securities, is an indirect subsidiary of Credit Suisse Group. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, imposes certain requirements when an NASD member, such as Credit Suisse Securities, distributes an affiliated company's securities. If Credit Suisse Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the NASD Conduct Rules. In addition, because the NASD views capital securities as a direct participation program, any offering of capital securities will be conducted in accordance with Rule 2810 of the Conduct Rules of the NASD. The underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

  •
  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger, Zurich, Switzerland, our Swiss counsel. Sullivan & Cromwell LLP, New York, New York will pass upon the validity of the securities being offered hereby insofar as they involve matters of New York law for any agents or underwriters. Sullivan & Cromwell LLP regularly provides legal services to us and our subsidiaries and affiliates. Certain matters of law relating to the offering of the trust preferred securities, the company preferred securities and the guaranteed debt securities of the finance subsidiaries will be passed upon for the companies, trusts and finance subsidiary organized in Delaware by Richards, Layton & Finger, P.A., Wilmington, Delaware and for the companies and finance subsidiary organized in Guernsey by Carey Olsen, Guernsey, Channel Islands.

EXPERTS

        The consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse Group's Annual Report 2006, incorporated by reference in Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2006 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of Credit Suisse Group as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse Group changed its method of accounting for defined benefit plans, in 2005 Credit Suisse Group changed its method of accounting for share-based compensation, and in 2004 Credit Suisse Group changed its method of accounting for certain variable interest entities.

        The consolidated financial statements of Credit Suisse as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference into this prospectus and our registration statement in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in Credit Suisse's Annual Report 2006 and incorporated by reference in Credit Suisse Group's report on Form 6-K filed on March 28, 2007, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of Credit Suisse as of December 31, 2006, and for each of the years in the three-year period ended December 31, 2006 contains an explanatory paragraph that states that in 2006, Credit Suisse changed its method of accounting for defined benefit plans, in 2005, Credit Suisse changed its method of accounting for share-based compensation, and in 2004 Credit Suisse changed its method of accounting for certain variable interest entities.

Credit Suisse

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CALCULATION OF REGISTRATION FEE
SUPPLEMENTAL USE OF PROCEEDS
THE REFERENCE SHARES
SUPPLEMENTAL INFORMATION REGARDING U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
PRODUCT SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007

SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE SHARES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING

DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION
INCORPORATION BY REFERENCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ABOUT THIS PROSPECTUS
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CREDIT SUISSE GROUP
CREDIT SUISSE
CREDIT SUISSE (USA)
THE FINANCE SUBSIDIARIES
THE TRUSTS
THE COMPANIES
DESCRIPTION OF DEBT SECURITIES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES
FOREIGN CURRENCY RISKS
DESCRIPTION OF WARRANTS
DESCRIPTION OF SHARES
DESCRIPTION OF CAPITAL SECURITIES OF CREDIT SUISSE GROUP
DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)
ERISA
TAXATION
PLAN OF DISTRIBUTION
MARKET-MAKING ACTIVITIES
LEGAL MATTERS
EXPERTS